UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Expeditors International of Washington, Inc.

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Expeditors® 2019 Notice of Annual Meeting & Proxy Statement EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. CORPORATE HEADQUARTERS SEATTLE, WA

March 24, 2020

To Our Stakeholders

Recent times have presented challenges unlike any others we have seen in our 40 years of operations. Trade battles, epidemic viruses, supply chain dislocations, and an uneven global economy have left little time to celebrate our remarkable achievements as we completed our fourth decade. Our resilience in light of such disruptions is the best testament to the capacity of our nearly 18,000-strong organization.

Expeditors has been intensely customer-focused since 1979, fueled by a belief that because ours is a people-driven business, the personal success and fulfilment of each of our employees provides the best foundation for a winning organization. That motivation drives innovation, as we constantly upgrade and improve our systems and processes, at the local branch level and throughout our global network.

We have never followed fads, and much of our innovation is incremental. Over time, the sum of that innovation results in substantive change. But always at the core of our enhancements are our customers, and everything we do is to serve them better and more efficiently. Also at our core since the beginning is a commitment to those values now collectively known as ESG. Our ethos has always been to demonstrate the highest integrity to our people, our customers, and our communities – and to our planet.

Because Expeditors is non-asset based – we don’t own the ships, planes, or trucks that we use – we have flexibility to work with carriers using the latest clean technologies. In addition, a primary focus of our business is freight consolidation, combining multiple shipments to maximize space utilization for efficient, cost-effective routing. Not only does freight consolidation save our customers money, it depends on using the fewest possible resources.

Moving freight efficiently and cost-effectively is often vastly more complex in 2020 than it was in the 1970s, requiring new levels of skills. By investing in our people, we have long established the benchmark for industry knowledge and expertise that we believe are unsurpassed. In that, today is no different than 40 years ago.

You will see that the changes to executive compensation for 2020 are also incremental. However, the cumulative change over the past several years has been substantial, reflecting the view among a majority of our shareholders that compensation should be longer-term and performance-based. We agree and you will read about a broader application of that philosophy in the Proxy Summary and in Proposal 2 that follows.

At the Board level, we are now completing the year-long handoff of Audit Committee Chair duties from one highly seasoned expert to another, as our dear friend Rich McCune retires from the Board. We are grateful to Rich for the considerable expertise he provided over the past five years and during a year of leadership transition to Bob Carlile, another expert whom you elected to the Board last year. We also offer heartfelt thanks to Alain Monié.  Alain brought so much wisdom from a prominent career in international business and we will miss his contributions. We feel fortunate to be able to attract such high-caliber talent to our Board.

We ask for your vote:

You are asked to vote FOR the Board’s recommended director nominees and three proposals put forth by the Board, and to vote AGAINST one shareholder proposal that we believe is unnecessary.

We thank you for investing with us and remain dedicated to sustaining your trust. It has been a great 40 years and we believe the best is yet to come over the next four decades and beyond.

On behalf of the entire Board of Directors, we thank our employees, customers, service providers, communities and you, our shareholders, for your continued support and your investment in our business.

Sincerely,

/s/ Robert R. Wright

Robert R. Wright

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday	• Election of Directors
May 5, 2020	• Approve (advisory) Named Executive Officer Compensation
8:00 A.M. Pacific Time	• Approve Amendments to the 2017 Omnibus Incentive Plan
• Ratification of Independent Registered Public Accounting Firm
Expeditors International	• Vote on Shareholder Proposal No. 5, if presented at meeting
1015 Third Avenue
Seattle, WA 98109	Record Date: Close of business on March 10, 2020

Availability of Proxy Materials

This notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about March 24, 2020. This includes instructions on how to access these materials (including our Proxy Statement and 2019 Annual Report to shareholders) online.

Please vote your shares

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation.

You may vote in the following ways:

By Order of the Board of Directors,

Expeditors International of Washington, Inc.

/s/ Benjamin G. Clark

Benjamin G. Clark

Corporate Secretary

Seattle, Washington

March 24, 2020

Notice of Annual Meeting & Proxy Statement | 1

PROXY SUMMARY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the “Company,” “Expeditors,” “we,” "us," "our") for use at the Annual Meeting of Shareholders (the “Annual Meeting”). This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Meeting Agenda & Voting Recommendations
Proposal	Board's Voting Recommendation		Page
No. 1: Election of Directors	✓	FOR (each nominee)	pg. 4
No. 2: Advisory Vote to Approve Named Executive Officer Compensation	✓	FOR	pg. 17
No. 3: Approve Amendments to the 2017 Omnibus Incentive Plan Incentive Plan	✓	FOR	pg. 33
No. 4: Ratification of Independent Registered Public Accounting Firm	✓	FOR	pg. 37
No. 5: Shareholder Proposal: NYC Comptroller Proposal	X	AGAINST	pg. 39

2017-2019 Financial Performance

(Data in millions except dividends and earnings per share)

Increasing Shift to Long-Term Equity Compensation

We value our shareholders’ views on Named Executive Officer (NEO) compensation, and we continue to regularly engage with those representing more than half of the outstanding shares to understand their perspectives on our company, including our compensation programs. Shareholders supported our 2019 and 2018 advisory vote on NEO compensation by 94% and 96%, respectively, by voting FOR our proposals. In 2019 and 2020, the Board implemented further changes to compensation for senior executive management, including all NEO. Those changes included shifting cash compensation to long-term, performance-based equity for senior executive management by:

1.	Reducing their allocation of the Executive Incentive Compensation Pool by 3% to invest in other key personnel;
2.

Further reducing their payout from the Executive Incentive Compensation Pool by an annual amount equal to the target value of performance share unit ("PSU") awards that will vest only if 3-year performance goals are achieved for Net Revenues (a non-GAAP measure hereafter defined as revenues less directly related cost of transportation and other expenses) and EPS, matching a similar program that shareholders supported for our CEO in 2017 and 2018; and

3.	Substantially increasing the stock ownership requirement.

We believe these changes further increase senior management’s alignment with shareholders as we shift their pay from cash to equity and further focus on long-term performance by requiring 3-year performance goals to be met before any vesting occurs. These changes build on the substantial shift made in 2017 and 2018.

In 2017, we established a performance expectation for continuous profit growth such that if operating income growth is less than 5%, our CEO receives a 5% reduction in his payout from the Executive Incentive Compensation Plan. Beginning in 2020, the requirement was expanded to all senior executive management.

2 | Expeditors International of Washington, Inc.

Director Identification & Nomination Process

The Policy on Director Nominations, which can be found on the Company’s website at https://investor.expeditors.com, describes the process by which Director nominees are selected by the Nominating and Corporate Governance Committee, and includes the criteria the Committee will consider in determining the qualifications of any candidate for Director. In reviewing candidates for the Board, the Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

The Committee annually reviews its nomination procedures to assess the effectiveness of the Policy on Director Nominations. The Committee considers candidates for Director who are recommended by its members, by management, and by search firms retained by the Committee. In addition, per the Policy on Director Nominations, the Committee will also consider any candidate proposed by a shareholder satisfying certain notice provisions, and will take into account the size and duration of the recommending shareholder's ownership.

All candidates for Director who, after evaluation, are then recommended by the Committee and approved by the Board of Directors will be included in the Company’s recommended slate of Director nominees in its Proxy Statement.

In addition, any shareholder or group of up to 20 shareholders that has continuously beneficially owned at least 3% of the Company’s Common Stock for at least three years, and who satisfies certain notice, information and consent provisions, may nominate up to 20% of the Directors standing for election and include such nominees on the Company's proxy statement pursuant to the Company's proxy access rights. Lastly, a shareholder may nominate a Director candidate for election outside of the Company's proxy statement if the shareholder complies with the notice, information and consent provisions of Article II of the Company’s Bylaws, which can be found on our website at https://investor.expeditors.com.

Our Bylaws and our Policy on Director Nominations require any notice for Director nominees for shareholder consideration or recommendation of candidates to the Committee be submitted by certain deadlines, which are explained in detail under the heading “Deadlines for Shareholder Proposals for the 2021 Annual Meeting of Shareholders.”

Notice of Annual Meeting & Proxy Statement | 3

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s Bylaws require a Board of Directors composed of not less than 6 nor more than 11 members. Expeditors’ Directors are elected at each Annual Meeting to hold office until the next Annual Meeting or until the election or qualification of his or her successor. Any vacancy resulting from the non-election of a Director may be filled by the Board of Directors. The eight nominees are named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Nominees for Election

This year’s nominees consist of six independent Directors and two non-independent Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the eight nominees of the Board of Directors named below. Although the Board anticipates that all of the nominees will be available to serve as Directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or the seat will remain open until the Board of Directors identifies a nominee.

The following persons are nominated to serve as Directors until the Company’s 2021 Annual Meeting of Shareholders:

ROBERT R. WRIGHT

Robert R. Wright became a Director in May 2008, served as Lead Director beginning May 2010 and was appointed Chairman of the Board in May 2014. Since 2002, Mr. Wright has been the President and Chief Executive Officer of Matthew G. Norton Co., a real estate investment, development and management firm based in Seattle, Washington. Prior to joining Matthew G. Norton, Mr. Wright was a Regional Managing Partner of Tax for Arthur Andersen. He currently serves on the Board of Directors for two privately held companies, Matthew G. Norton Co. and Stimson Lumber Company.

Specific Qualifications, Attributes, Skills & Experience

•	Over 20 years of senior leadership and management in private industry and the public accounting environment.
•	Expertise in tax, finance and real estate, succession planning and business operations.
•	Member of audit, nominating and compensation committees of various company boards.

GLENN M. ALGER

Glenn M. Alger became a Director in May 2017. He is one of the founders of Expeditors and served in various management and senior executive positions over a 25-year period, culminating as President and Chief Operating Officer from September 1999 - May 2007. Prior roles included leading business and operational development in the Americas region and management and evolution of the Company's global products and services. Since his retirement from the Company in 2007, Mr. Alger has been principally engaged as an active investor and manager of his family trust and charitable activities. He is credentialed as a National Association of Corporate Directors (NACD) Governance Fellow. In 2015 and 2016, Mr. Alger provided consulting services to the Company. As a founder, former senior executive of the Company and a long-term shareholder, Mr. Alger brings a deep understanding of both Company operations specifically and the logistics industry generally.

Specific Qualifications, Attributes, Skills & Experience

•	More than 30 years of entrepreneurial, business development, management and senior leadership in global logistics.
•	Direct experience building a business from a startup to a global industry leader.
•	Industry expertise in customer markets, strategy, competition, organization, technology and finance.
•	Over 20 years of governance and oversight experience as a senior executive of a public company.

4 | Expeditors International of Washington, Inc.

ROBERT P. CARLILE

Robert “Bob” Carlile became a director in May 2019. Prior to that, he was a Partner at KPMG LLP from 2002 to 2016, and Partner at Arthur Andersen LLP from 1987 to 2002. During his 39-year career in public accounting, Mr. Carlile served as the lead audit partner on numerous public company engagements operating across different industries including technology, retail, transportation, bio-science, and manufacturing. In addition to his experience as a lead audit partner, Mr. Carlile held a variety of operating leadership positions at KPMG and Arthur Andersen in the Pacific Northwest. Since 2017, Mr. Carlile has served on the Board of Directors of publicly traded MicroVision Inc, where he is the Audit Committee Chair. Mr. Carlile also serves on the Board of Directors of the Virginia Mason Health System and Virginia Mason Medical Center, and is Chairman of the Northwest Chapter Board of the National Association of Corporate Directors (NACD). He is credentialed as a NACD Board Leadership Fellow.

Specific Qualifications, Attributes, Skills & Experience

•	More than 30 years of senior leadership and management experience.
•	Extensive audit and accounting experience.
•	Served as Lead Audit Partner on many global publicly traded companies.
•	Experienced in corporate board governance and engages in continuous education on leading governance practices.

JAMES M. DuBOIS

James “Jim” DuBois became a Director in May 2016. He was Corporate Vice President and Chief Information Officer (“CIO”) at Microsoft Corporation. As CIO, he was responsible for the company’s global security, infrastructure, collaboration systems, and business applications. Mr. DuBois was appointed CIO in January 2014 after serving as interim CIO since May 2013. Mr. DuBois served in various other roles at Microsoft, mostly in IT, after joining the company in 1993. These roles include leading IT and product teams for application development, infrastructure and service management. He also served as Microsoft’s Chief Information Security Officer and spent several years working from Asia and then Europe, learning the Microsoft field business while running the respective regional IT teams. He has degrees in computer science and business (accounting). Since leaving Microsoft in September 2017, Mr. DuBois has authored a book on modern IT and currently speaks on this topic, and also serves on the technical advisory boards of several startups, private companies, and VC partnerships.

Specific Qualifications, Attributes, Skills & Experience

•	Extensive information technology experience.
•	Experience overseeing investments in technology to support business objectives.
•	Expertise in cybersecurity.
•	Experience leading global IT teams.

MARK A. EMMERT

Mark A. Emmert became a Director in May 2008. Since 2010 he has been President of the National Collegiate Athletic Association. From 2004 to 2010, Dr. Emmert served as the President of the University of Washington (“UW”), a $5 billion per year organization with more than 30,000 employees, and is now President Emeritus. Prior to the UW, he was chancellor of Louisiana State University. He also served as the chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University. Dr. Emmert is a Life Member of the Council on Foreign Relations, a Fellow of the National Academy for Public Administration, and a former Fulbright Fellow. Dr. Emmert is currently on the Board of Directors of the Weyerhaeuser Company.

Specific Qualifications, Attributes, Skills & Experience

•	30 years of experience in executive leadership and administration of educational, healthcare and athletics enterprises.
•	Expertise in public policy, governmental affairs, and personnel development programs.
•	Expertise in the leadership and management of complex operations with rigid public oversight requirements.
•	Expertise in international affairs.
•	Extensive experience with governance of public and private organizations.

Notice of Annual Meeting & Proxy Statement | 5

DIANE H. GULYAS

Diane H. Gulyas became a Director in November 2015. Ms. Gulyas worked for DuPont from 1978 until her retirement as President of their $4 billion global Performance Polymers business in September of 2014. During her 36-year career at DuPont, Ms. Gulyas served also as Chief Marketing and Sales Officer, President of Electronic and Communication Technologies Platform, and President of the Advanced Fibers divisions. Ms. Gulyas’ qualifications to serve on the Company’s Board of Directors include over 35 years of senior leadership and global business expertise. Since 2006, Ms. Gulyas has served as a public company director and is currently on the Board of Directors of W.R. Grace & Company and Ingevity Corporation.

Specific Qualifications, Attributes, Skills & Experience

•	More than 35 years of senior leadership and global business expertise.
•	Substantial and varied management experience and strong skills in engineering, manufacturing (domestic and international), marketing and sales and distribution.
•	Governance and oversight experience from service as a senior executive of a public company and prior service on a public company board.

JEFFREY S. MUSSER

Jeffrey S. Musser became a Director in March 2014. He joined the Company in February 1983 and was promoted to District Manager in October 1989. Mr. Musser became Regional Vice President in September 1999, Senior Vice President-Chief Information Officer in January 2005 and Executive Vice President and Chief Information Officer in May 2009. Mr. Musser was appointed President and Chief Executive Officer in March 2014.

Specific Qualifications, Attributes, Skills & Experience

•	Over 35 years of experience in the international transportation industry.
•	Many years of corporate leadership responsibilities.
•	Background in the information technology discipline.

LIANE J. PELLETIER

Liane J. Pelletier became a Director of the Company in May 2013. Ms. Pelletier is the former Chairman, Chief Executive Officer and President of Alaska Communications Systems, an Alaska based telecommunication and information technology services provider, leading the firm from October 2003 to April 2011. From November 1986 to October 2003, Ms. Pelletier held a number of executive positions at Sprint Corporation, a telecommunications company. Ms. Pelletier is lead independent director and member of the Compensation Committee on the Board of Directors of ATN International (ATNI). She also serves on the board of Frontdoor (FTDR) as member of the Audit and Compensation Committees. Finally, she serves on the board of the National Association of Corporate Directors (NACD), is credentialed as a NACD Board Leadership Fellow and has earned the certificate in Cybersecurity Oversight from Carnegie Mellon's Software Engineering Institute.

Specific Qualifications, Attributes, Skills & Experience

•	Experience as a public company CEO and more than 25 years of senior leadership and management experience in the telecommunications industry.
•	Past and current positions as chair, lead independent Director, and member of audit, risk, nominating and compensation committees of various company boards.
•	Experienced in corporate board governance and engages in continuous education on information technology and security as well as leading governance practices.
•	Corporate career and board service spans firms where there is material focus on regulation, information technology and security, foreign operations and customer service.

6 | Expeditors International of Washington, Inc.

Summary of Director Experience, Qualifications, Attributes & Skills

	INDEPENDENT DIRECTORS						NON
INDEPENDENT
DIRECTORS
Summary of Director	Wright	Carlile	DuBois	Emmert	Gulyas	Pelletier	Alger	Musser
Experience, Qualifications,
Attributions & Skills
Operations	●	●	●	●	●	●	●	●
Logistics Industry					●		●	●
International			●	●	●		●	●
Financial	●	●		●	●	●	●	●
Sales & Marketing					●	●	●	●
Information Technology			●			●		●
Leadership & Strategy	●	●	●	●	●	●	●	●
Governance/Business	●	●	●	●	●	●	●	●
Conduct/Legal

Additional Information
Age	60	64	56	67	63	62	63	54
Tenure	11	1	4	11	4	7	3	6
Other Public Company Boards	—	1	—	1	2	2	0	0

The Board of Directors unanimously recommends a vote FOR the election of each of the Director Nominees

✓	The Board of Directors recommends a vote FOR the election of each of the Director Nominees.

Notice of Annual Meeting & Proxy Statement | 7

CORPORATE GOVERNANCE

Board Operations

The Board of Directors has policies and procedures to ensure effective operations and governance. Our corporate governance materials, including our Corporate Governance Principles, the Charters of each of the Board’s Committees and our Code of Business Conduct, can be found on our website at https://investor.expeditors.com/corporate-governance/governance-documents. In 2019, the Board was composed of eight independent Directors and two non-independent Directors. Mr. Wright serves as the independent Chair of the Board of Directors. The primary functions of Expeditors’ Board of Directors include:

•	Ensuring that the long-term interests of the Company are being served;
•	Assuring that Board discussions focus on forward-looking strategies, approving such strategies and monitoring related performance;
•	Overseeing the conduct of our business and monitoring significant enterprise risks;
•	Overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with laws and ethical conduct;
•	Evaluating CEO and senior management performance and determining executive compensation;
•	Planning CEO succession and monitoring management’s succession planning for other key executive officers;
•	Establishing tone at the top, effective governance structure, including appropriate Board evaluation, composition and planning for Board succession; and
•	Ensuring the Company's commitment to maintain proper sustainability/Environmental, Social and Governance (ESG) standards.

The Board of Directors has determined that all current Directors except Messrs. Musser and Alger are independent under the applicable independence standards set forth in the rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules of the NASDAQ Stock Market. The Board has designated that only independent Directors can serve as Committee members.

The Board currently has the following Committees: Nominating and Corporate Governance, Compensation, and Audit. Each Committee operates under a written charter, all of which are available on our website https://investor.expeditors.com/corporate-governance/governance-documents.

Board Practices & Procedures

•

The Board’s Committees analyze and review the Company’s activities in key areas such as financial reporting, internal controls over financial reporting, compliance with Company policies, corporate governance, significant risks, succession planning and executive compensation.

•

The Board and its Committee Chairs review the agendas and matters to be considered in advance of each meeting. Each Board and Committee member is free to raise matters that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•	Each Director is provided in advance with materials to be considered at every meeting of the Board and Committees and has the opportunity to provide comments and suggestions.
•	The Board and its Committees provide feedback to management and management answers questions raised by the Directors during Board and Committee meetings.
•	Independent Board and Committee members meet separately at each Board and Committee meeting and as otherwise needed.
•	Independent Directors regularly hold executive sessions without management.

8 | Expeditors International of Washington, Inc.

Board Attendance

The Board met five times in 2019 and each Director attended at least 75% of the total number of Board of Directors meetings and Committee meetings on which they served. While the Company has no established policy requiring Directors to attend the Annual Meeting, all members attended the 2019 Annual Meeting.

Director Retirement Policy

The Board established a guideline, whereby an individual Director typically will not be nominated to stand for election to the Board of Directors at the next Annual Meeting if the Director has reached an age of 72 years, absent a waiver of such guideline by the Board. After five years of service, Richard B. McCune, 74, will not stand for re-election to the Board of Directors in May 2020. The Board waived this guideline in 2019 for Mr. McCune due to the changes to the Company’s financial reporting systems and changes in the U.S. tax laws, lease and revenue reporting requirements.

Board’s Role in Risk Oversight

Senior executive management is responsible for the assessment and day-to-day management of risk and brings to the attention of the Board the material risks to the Company. The Board provides oversight and guidance to management regarding material enterprise risks. Oversight responsibilities for certain areas of risk are assigned to the Board's three standing Committees and others are assigned to the full Board. The Board and its Committees regularly discuss with management the Company’s strategies, operations, compliance, policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor, mitigate and control such exposures. The Board believes the Company’s risk management processes are appropriate and that the active oversight role played by the Board and its Committees provides the right level of oversight for the Company.

SEC Filings & Reports

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at https://investor.expeditors.com under the heading “Investor Relations” (see “SEC Filings”) immediately after they are filed with or furnished to the SEC.

Notice of Annual Meeting & Proxy Statement | 9

Director Compensation Program

The Board uses a combination of cash and stock-based compensation to attract and retain qualified non-employee candidates to serve on the Board. In setting Director compensation, the Compensation Committee considers the amount of time that Directors expend in fulfilling their duties, as well as the skill level required as members of the Board and its Committees.

Board of Directors' Annual Compensation & Stock Ownership Requirements

Board Retainer	$90,000 in cash and $200,000 worth of Company restricted stock.
Chair Retainers

An additional $175,000 retainer for the Chair of the Board.

An additional $25,000 retainer for the Chair of the Audit Committee.

An additional $20,000 retainer for the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee.

Stock Ownership Policy	Each Director is required to retain a minimum of 5x the cash Board retainer in Expeditors’ Common Stock, which is to be accumulated within the first 5 years of a Director joining the Board.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert R. Wright	$265,000	$199,986	–	–	–	$464,986
Glenn M. Alger	$90,000	$199,986	–	–	–	$289,986
Robert P. Carlile	$90,000	$199,986	–	–	–	$289,986
James M. DuBois	$90,000	$199,986	–	–	–	$289,986
Mark A. Emmert	$110,000	$199,986	–	–	–	$309,986
Diane H. Gulyas	$90,000	$199,986	–	–	–	$289,986
Richard B. McCune	$115,000	$199,986	–	–	–	$314,986
Alain Monié	$90,000	$199,986	–	–	–	$289,986
Liane J. Pelletier	$110,000	$199,986	–	–	–	$309,986

(1)

This column represents the aggregate fair value of restricted shares issued in 2019 from the 2014 Directors’ Restricted Stock Plan. The fair value of restricted stock awards is based on the fair market value of the Company’s shares of Common Stock on the date of award. These restricted shares vested immediately upon award. Beginning in 2020, the Company plans to issue restricted stock to non-employee Directors from the 2017 Omnibus Incentive Plan.

10 | Expeditors International of Washington, Inc.

SHAREHOLDER ENGAGEMENT & STOCK OWNERSHIP INFORMATION

Shareholder Engagement

We seek our shareholders’ views on governance and compensation matters throughout the year. Management provides regular updates concerning shareholder feedback to the Board, which considers shareholder perspectives along with the interests of all stakeholders when overseeing company strategy, formulating governance practices, and designing compensation programs.

In 2019, we spoke with shareholders representing approximately 55% of our shares outstanding to discuss matters related to our strategies, compensation programs, governance and/or operations.

Management welcomes the opportunity to engage with our investors who express a desire to visit our corporate offices during the period after quarterly earnings releases when we are not in a quiet period. These visits will be scheduled around our meetings with customers, service providers and visiting district operations and employees.

Shareholder Feedback: What We Heard & How We Responded

We implemented significant changes to compensation as a result of meaningful dialogue with holders of more than half of the outstanding shares in each of the past three years. Partly as a result of these conversations, we continued to make changes intended to balance our longstanding compensation philosophy with evolving pay practices, shareholders’ perspectives and to enhance shareholder alignment.

Increasing Shift to Long-Term Equity Compensation

In 2019, the Board implemented substantial changes to compensation for senior executive management, including all NEO. Those changes include shifting cash compensation to long-term, performance-based equity for senior executive management by:

1.	Reducing their allocation of the Executive Incentive Compensation Pool by 3% to invest in other key personnel;
2.

Further reducing their payout from the Executive Incentive Compensation Pool by an annual amount equal to the target value of Performance Share Unit ("PSU") awards that will vest only if 3-year performance goals are achieved for Net Revenues and EPS, matching a similar program that shareholders supported for our CEO in both 2017 and 2018; and

3.	Substantially increasing the stock ownership requirement.

Enhanced ESG Disclosure

We have always taken sustainability seriously and published our first public sustainability report in 2017, highlighting our commitments and progress across the ESG spectrum. We continue to enhance our disclosure on ESG matters while monitoring developments in ESG reporting. Further details are included below under the Nominating and Corporate Governance Committee Report. We continue our commitment to sustainability and will update our progress in our sustainability report at www.expeditors.com/sustainability.

Communicating with the Board of Directors

Shareholders may communicate with the Board of Directors and the procedures for doing so are located on the Company’s website at https://investor.expeditors.com. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Corporate Secretary of the Company at 1015 Third Avenue, Seattle, Washington 98104, with a request to forward the same to the intended recipient(s). All shareholder communications delivered to the Corporate Secretary of the Company for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received.

Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found in the Company’s Code of Business Conduct on the Company’s website at https://investor.expeditors.com.

Notice of Annual Meeting & Proxy Statement | 11

Information Requests

We ask that all requests for corporate information concerning Expeditors’ operations be submitted in writing. This policy applies equally to securities analysts and current and potential shareholders. Requests can be made to Expeditors International of Washington, Inc., 1015 Third Avenue, Seattle, Washington 98104 Attention: Chief Financial Officer, or by email to investor@expeditors.com.

Written responses to selected inquiries will be released to the public by a posting on our website at https://investor.expeditors.com and by simultaneous filing with the Securities and Exchange Commission (“SEC”) under Item 7.01 on Form 8-K.

Fair Disclosure

Any other analyst or investor contact, whether by telephone or in person, will be conducted with the understanding that questions directed at ongoing operations will not be discussed. Management will limit responses to discussions of previously disclosed information, including informational discussions directed to the history and operating philosophy of the Company and an understanding of the global logistics industry and its competitive environment. Expeditors will, of course, make public disclosures at other times as required by law, regulation or commercial necessity.

Five Percent Owners of Company Stock

The following table sets forth information, as of December 31, 2019, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock. Except as noted below, each entity has sole voting and dispositive powers with respect to the shares shown.

Name & Complete Mailing Address	Number of Shares		Percent of Common Stock Outstanding
The Vanguard Group	21,219,553	(1)	12.46%
100 Vanguard Boulevard, Malvern, PA 19355
Loomis Sayles & Co., L.P.	16,272,706	(2)	9.56%
One Financial Center, Boston, MA 02111
BlackRock, Inc.	14,745,118	(3)	8.70%
55 East 52nd Street, New York, NY 10055
State Street Corporation	9,518,082	(4)	5.59%
State Street Financial Center
One Lincoln Street, Boston, MA 02111

(1)

The holding shown is as of December 31, 2019, according to Schedule 13G/A dated February 11, 2020 filed by The Vanguard Group, an investment adviser. With respect to Expeditors' Common Stock, The Vanguard Group reports that it has the following: sole voting power over 256,591 shares; shared voting power over 60,200 shares; sole dispositive power over 20,915,845 shares; and shared dispositive power over 303,708 shares.

(2)

The holding shown is as of December 31, 2019, according to Schedule 13G/A dated February 14, 2020 filed by Loomis Sayles & Co., L.P, an investment adviser. With respect to Expeditors' Common Stock, Loomis Sayles reports that it has the following: sole voting power over 13,297,073 shares; shared voting power over 0 shares.

(3)

The holding shown is as of December 31, 2019, according to Schedule 13G/A dated February 5, 2020 filed by BlackRock, Inc., a parent holding company. With respect to Expeditors' Common Stock, BlackRock reports that it has the following: sole voting power over 12,589,638 shares; shared voting power over 0 shares.

(4)

The holding shown is as of December 31, 2019, according to Schedule 13G dated February 13, 2020 filed by State Street Corporation. With respect to Expeditors' Common Stock, State Street Corporation reports that it has the following: sole voting power over 0 shares; shared voting power over 8,397,647 shares; sole dispositive power over 0 shares; and shared dispositive power over 9,506,562 shares.

12 | Expeditors International of Washington, Inc.

Security Ownership of Directors & Executive Officers

The following table lists the names and the amount and nature of the beneficial ownership of Common Stock of each Director and nominee, of each of the NEO described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 10, 2020. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

DIRECTORS	Amount & Nature of Beneficial Ownership	Percent of Class
Robert R. Wright	25,915	*
Glenn M. Alger (1)	515,095	*
Robert P. Carlile	2,708	*
James M. Dubois	13,398	*
Mark A. Emmert	18,247	*
Diane H. Gulyas (2)	13,398	*
Richard B. McCune	17,629	*
Alain Monié (3)	9,269	*
Jeffrey S. Musser (4)	520,582	*
Liane J. Pelletier	27,139	*

ADDITIONAL NAMED EXECUTIVES OFFICERS
Eugene K. Alger (5)	112,424	*
Daniel R. Wall (6)	202,335	*
Richard H. Rostan (7)	176,189	*
Bradley S. Powell (8)	206,971	*

All Directors & Executive Officers as a Group (17 persons) (9)	1,984,681	1.2%

*	Less than 1%
(1)	All shares are held in two trusts for which Mr. Alger and his family maintain voting and dispositive authority.
(2)	All shares are held in trust for which Ms. Gulyas maintains voting and dispositive authority.
(3)	All shares are held in trust for which Mr. Monié maintains voting and dispositive authority.
(4)

Includes 112,513 shares held in trust for which Mr. Musser maintains voting and dispositive authority, 331,000 shares subject to stock options exercisable within sixty days, 19,743 shares subject to RSU vesting within sixty days

(5)

Includes 18,657 shares held in trust for which Mr. Alger maintains voting and dispositive authority, 76,000 shares subject to stock options exercisable within sixty days, and 7,980 shares subject to RSU vesting within sixty days.

(6)	Includes 149,500 shares subject to stock options exercisable within sixty days and 7,980 shares subject to RSU vesting within sixty days.
(7)	Includes 109,000 shares subject to stock options exercisable within sixty days and 7,060 shares subject to RSU vesting within sixty days.
(8)	Includes 172,107 shares subject to stock options exercisable within sixty days and 7,980 shares subject to RSU vesting within sixty days.
(9)	Includes 927,157 shares subject to stock options exercisable within sixty days, 58,649 shares subject to RSU vesting within sixty days. No Director or Executive Officer has pledged Company stock.

Notice of Annual Meeting & Proxy Statement | 13

NOMINATING & CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee is committed to proven corporate governance policies and procedures designed to continuously improve the effectiveness of the Board and its Committees.

Nominating & Corporate Governance Committee

The committee charter is available at https://investor.expeditors.com

All members are independent under Exchange Act and NASDAQ rules.

Key Responsibilities:

•	Determine the criteria for Board membership
•	Lead the search for qualified individuals to become Board members
•	Recommend the composition of the Board and its Committees
•	Monitor and evaluate changes in Board members’ professional status
•	Conduct evaluations of Board and Committee effectiveness
•	Maintain and advance a set of Corporate Governance Principles
•	Maintain the Company’s Code of Business Conduct and oversee its compliance
•	Assist in evaluating governance-related inquiries, commentary and proposals
•	Analyze current and emerging governance trends for impact on the Company
•	Oversee enterprise risks assigned to Committee by the Board
•	Monitor Directors' compliance with stock ownership guidelines
•	Oversee the Company's sustainability/ESG programs

2019 Committee Highlights

The Nominating and Corporate Governance Committee met four times in 2019.

•

Continued to manage Board composition in alignment with the Board’s multi-year succession plan. With the slate proposed in this proxy statement, the Board will again change its composition, with the retirement of two Directors and a transition in Audit Committee Chair. Thus, the current Board slate’s average tenure is six years and the average age is 62 years.

•

Current Director, Robert Carlile, is designated to become the successor to Richard McCune, the outgoing Audit Committee Chair in 2020, following a year overlap and service on the Committee. That careful planning assured thoughtful oversight of major work under the oversight of the Audit Committee: continued implementation of the new U.S. tax code, implementation of new lease accounting standard and oversight of the Company’s multi-year transition to a new accounting system.

•

Consistent with the Board’s refreshment strategy, the Board rotated members of its Committees to increase exposure to the detailed matters addressed by each Committee, and to tap into the diverse insights of the Directors who change Committee membership.

•	Oversaw the Company's continuing evolution of its global Code of Business Conduct guidelines.
•	Oversaw the Company’s sustainability efforts and its updated Sustainability Report, disclosed online at www.expeditors.com/sustainability.
•	Reviewed and kept current the Company’s enterprise risk management program.
•	Refined Board operations in response to continuous Board and Committee evaluations.
•	Continued to invest in Board education, including Board sessions on the Company’s cybersecurity program and assuring compliance with SEC-related guidance.
•	Monitored and discussed current and emerging governance issues of interest to our stakeholders.

14 | Expeditors International of Washington, Inc.

Corporate Governance Principles

The Committee operates according to the Board’s Governance Principles, available on our website at https://investor.expeditors.com, which includes:

•	Annual election of all Directors
•	In a non-contested election, each Director must be elected by a majority of votes cast
•	Availability of proxy access for qualifying shareholder groups
•	Independent Board Chair
•	Commitment to the long term interests of all stakeholders
•	The majority of the Board is comprised of independent Directors
•	Each of the three Board Committees is composed of only independent Directors
•	Each Committee operates under a written charter that has been approved by the Board
•	Any Board action must be approved by a majority of the independent Directors
•	Each of the three Committees has the authority to retain independent advisors
•	The Board and each Committee annually evaluates its performance
•	No shareholder rights plan (“poison pill”)
•	No pledging, hedging or engaging in any derivatives trading of Company shares allowed by employees or Directors
•	No Company spending on political campaigns
•	Annual Director certification of compliance with the Code of Business Conduct, available at https://investor.expeditors.com
•	Director stock ownership requirements

Considerations for Director Nominations

The Committee follows the board’s policy on director nominations, available on our website https://investor.expeditors.com, which features a number of criteria for nominations such as:

•	Integrity and judgment
•	Independence
•	Knowledge and skills
•	Experience and accomplishments
•	Contribution to Board diversity in all aspects, including cognitive, gender and ethnic

Notice of Annual Meeting & Proxy Statement | 15

Continuing to Advance Our Focus on Sustainability

Our Nominating and Corporate Governance Committee oversees our commitment to issues related to the environment, social responsibility, and sound governance – ESG. The Company’s long-standing, holistic view of ESG closely aligns with the Business Roundtable’s “Statement on the Purpose of a Corporation,” released in August of 2019, which embraces the importance of five groups of stakeholders: customers; employees; suppliers; communities; and shareholders.

The disclosure expectations for any company’s ESG programs vary widely and are rapidly evolving, with no consensus on methodology. In the absence of a standardized, efficient manner for ESG disclosure, we will continue to report progress in ways that resonate with our many stakeholders. Thus, we report our ESG performance via our Sustainability Report, which is available on our website at www.expeditors.com/sustainability. We also will continue to monitor developments and commonality among the various, evolving standards, and expect to adopt additional disclosure formats in the future.

ENVIRONMENT

Our long-established commitment to the full spectrum of ESG factors is unwavering and we go beyond environmental compliance, maintaining a corporate consciousness sensitive to environmental matters. Our goal is to make a positive difference through our own operational footprint, as well as through our partnerships with customers and service providers. The Company’s business of freight consolidation combines multiple shipments, which maximizes space utilization and minimizes resource consumption. Not only does freight consolidation save our customers money, it depends on using the fewest possible resources. When possible, we also encourage and help our business partners adopt practices leading to increased environmental sustainability. Our non-asset based business model gives us flexibility to adapt as carriers invest in cleaner technologies. See more at https://web.expeditors.com/environment.

SOCIAL

Our commitment to our employees, service providers, customers, and communities is integrated into our daily practices and procedures. Our efforts vary from providing extensive training and support on health, safety, and security, to engaging with at-risk young adults and veterans who deserve a promising career, to encouraging our employees to give back to the communities in which they live and work. Building skills and trust with these valuable groups contributes to strong and effective operations and a better world for all.

•

Corporate Social Responsibility: Our unwavering commitment to make our communities a better place to live and work is ingrained in our culture and apparent through the success of our business. For more information on our social responsibility, visit our Community webpage: https://www.expeditors.com/about-us/sustainability/social.

•

Security, Health and Safety: We prioritize the safety and security of our people and the security of our customers’ supply chains. Our Security Program is built on a set of global standards integrated into our daily practices and procedures so they become second nature to every employee. These standards, known as Expeditors’ Security Standards, also apply to our service providers, with the expectation of strict adherence. We demonstrate our leadership in supply chain security through our involvement in leading industry organizations and key government initiatives. Company security efforts aim to protect our people, information, systems, customers’ assets, and our competitiveness and brand reputation. See more at https://www.expeditors.com/about-us/sustainability/governance.

GOVERNANCE

Over the past few years, we have updated and streamlined our Code of Business Conduct, making it more user-friendly. Our Code is an important reference for how to do business the right way. It covers a range of compliance and ethics topics including anti-corruption, conflicts of interest, community activities and political contributions, privacy and data protection, labor standards, security, health and safety, and the environment. The Code is currently available on our website in nine languages, and we plan to continue to increase the number of translations. Our Code of Business Conduct is accessible at https://investor.expeditors.com/corporate-governance/governance-documents.

Nominating & Corporate Governance Committee:

Liane Pelletier, Chair

James DuBois

Mark Emmert

Diane Gulyas

16 | Expeditors International of Washington, Inc.

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATON

We are asking for your non-binding advisory vote on the following resolution, known as “Say-on-Pay,” as required pursuant to section 14A of the Exchange Act:

Resolved: That shareholders approve the compensation of the NEO, as disclosed in the Compensation Discussion & Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in this proxy statement.

We encourage you to read the Compensation Committee Report, including Compensation Discussion and Analysis, as well as the Summary Compensation Table and other related compensation tables and narrative to learn about our executive compensation programs and policies.

In 2019, the Board implemented substantial changes to compensation for senior executive management, including all NEO. Those changes include shifting cash compensation to long-term, performance-based equity for senior executive management by:

1.	Reducing their allocation of the Executive Incentive Compensation Pool by 3% to invest in other key personnel;
2.

Further reducing their payout from the Executive Incentive Compensation Pool by an annual amount equal to the target value of performance share unit ("PSU") awards that will vest only if 3-year performance goals are achieved for Net Revenues and EPS, matching a similar program that shareholders supported for our CEO in 2017 and 2018; and

3.	Substantially increasing the stock ownership requirement.

In 2017, we established a performance expectation for continuous profit growth such that if operating income growth is less than 5%, our CEO receives a 5% reduction in his payout from the Executive Incentive Compensation Plan. Beginning in 2020, the requirement was expanded to all senior executive management, including all NEO.

Making Changes While Preserving Our Unique Competitive Advantage

We strongly believe that our core compensation structure, which has been in place since the Company became publicly traded, is responsible for differentiating the Company’s performance from that of many of our competitors. Changes to our compensation programs demonstrate that we remain fully committed to a strong pay-for-performance compensation philosophy that is a unique and foundational characteristic of our Company’s culture. Expeditors' compensation structure has been and will continue to be driven by Company performance and doing what is right for our shareholders, our customers and our employees.

2017-2019 Financial Performance

(Data in millions except dividends and earnings per share)

Notice of Annual Meeting & Proxy Statement | 17

Compensation: What We Do and Don't Do

What We Do	What We Don't Do
Pay decisions are made by independent Directors; the Committees and the full Board meet regularly in executive session without management present	No guaranteed bonuses
Pay for performance (over 75% of CEO pay is 'at risk' and directly linked to performance)	No pay disconnected from performance (excluding modest base salaries)
Focus on multiple performance metrics	No perquisites
Increase the NEO allocation of the Executive Incentive Compensation pool at time of promotion	No arbitrary increases to the NEO allocation of the Executive Incentive Compensation pool
Reduce the NEO allocation of the Executive Incentive Compensation Pool over time	No supplemental pension benefits
Limit the NEO allocation of the Executive Incentive Compensation Pool to preset allocation percentages	No repricing of underwater options
Strictly tie NEO Executive Incentive Compensation to U.S. GAAP operating income	No hedging or pledging of Company shares allowed by employees or the Board of Directors
Double trigger vesting of unvested equity upon a change in control	No tax gross-ups paid on severance benefits
Work with an independent compensation consultant	No retirement bonuses
Align with shareholders through PSU and RSU
Maintain executive and outside Director share ownership guidelines
Subject incentive compensation to clawback policy
Engage shareholders on compensation matters

The Board of Directors has elected to submit a non-binding vote on compensation, a so-called "Say-on-Pay" vote, to shareholders on an annual basis.

Effect of Proposal

The Say-on-Pay proposal is non-binding on the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding NEO compensation. The final decision on NEO compensation remains with the Board of Directors and/or its Compensation Committee. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding NEO compensation.

✓	The Board of Directors recommends a vote FOR this proposal.

18 | Expeditors International of Washington, Inc.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program in 2019 and change being made effective in 2020. In particular, this CD&A explains how the Compensation Committee (the “Committee”) of the Board of Directors made its compensation decisions for the Company’s executives, including the following NEO:

•	Jeffrey S. Musser, President and Chief Executive Officer
•	Eugene K. Alger, President - Global Services
•	Daniel R. Wall, President - Global Products
•	Richard H. Rostan, President - Global Geographies & Operations
•	Bradley S. Powell, Senior Vice President and Chief Financial Officer

Our Compensation Philosophy

Our Company is committed to a strong pay for performance compensation philosophy that is a foundational characteristic of our Company’s culture. Expeditors has been and will continue to be driven by Company performance and doing what is right for our shareholders, our customers and our employees. While we have implemented changes to our CEO and other NEO compensation over the years, the core compensation structure, which has been in place since the Company became publicly traded, is responsible for differentiating the Company’s performance from that of many of our competitors.

The objective of our core compensation program is to enhance shareholder value over the long term by:

•	encouraging each manager to think and act as an entrepreneur;
•	establishing compensation levels that are not perceived as arbitrary;
•	providing financial rewards that are team-oriented and reflect achieved performance; and
•	aligning the interests of the individual employee with the goals of the Company and returns to our shareholders.

Our core compensation programs directly serve the interests of our Company and its stakeholders through:

•

Supporting a culture that results in low turnover and long-tenured employees who look to make a career at Expeditors. Low turnover substantially reduces our cost to recruit and train new hires. Long-tenured employees and managers provide a strong and growing bench strength. This is evidenced by the long tenure of our top managers: our CEO has been with the Company for 37 years and our other NEO average tenure with the Company is 29 years.

•

Rewarding management for achieved performance. Our core Executive Incentive Compensation Plan will deliver compensation only if we have positive operating income. The level of incentive compensation paid is directly correlated to performance. Future increases in incentive compensation payouts are dependent upon management’s ability to increase our net revenues, operating income, and EPS year over year.

•

Increasing value over the long term. Our emphasis on operating income and equity participation in the design of our compensation programs is due to their strong correlation to enterprise value creation. For example, during the 10-year time period ended December 31, 2019, annual operating income has increased from $385 million to $767 million, and annual earnings per share has increased from $1.11 to $3.39.

Base Salaries

Throughout our history, we have followed a policy of offering our management employees a compensation package that is heavily weighted toward incentive-based compensation. To emphasize at-risk variable pay, we have customarily set annual base salaries of our NEO and other top managers well below competitive market levels. Our NEO base salaries are set at or below $120,000 and are well below median NEO base salaries in our peer group.

Notice of Annual Meeting & Proxy Statement | 19

Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan is a primary component of our compensation program. The Plan has been in place since 1985 and its unique design incentivizes our management team to continually increase our operating income, which in turn drives long-term shareholder value. The Executive Incentive Compensation Plan is designed to drive superior financial results and is effective because of its simplicity, transparency, and focus on a key operating metric.

Operating income captures many elements of managing a healthy business, including:

•	growing and maintaining profitable business
•	gaining new customers
•	improving customer satisfaction
•	managing carriers and service provider relationships and costs
•	increasing employee satisfaction and retention
•	controlling expenses
•	collecting cash timely

To be successful, management must optimize the multiple elements of a full income statement, culminating with operating income. This metric is comprehensive, simple, objective and easily understood. It drives both short- and long-term growth and efficiency, and creates a prudent and entrepreneurial environment. We remain committed to our focus on operating income and our view that this broad-based metric is a key driver of shareholder value over the long-term.

Our use of U.S. GAAP operating income rewards management for delivering profitable results. We use U.S. GAAP operating income because we believe that management must be held accountable for our results regardless of external market forces that may adversely affect the level of bonus payouts. Our Executive Incentive Compensation Plan creates a culture of shared economic interests among our top managers and ensures a universal and daily focus on the achievement of superior financial results. Equally important, our focus on continual improvement in operating income drives long-term shareholder value creation.

Key Terms of the Plan:

The Incentive Pool

In addition to our below-market base salaries, the total incentive cash compensation available to all senior executive management participating in the Incentive Pool, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages set by the Compensation Committee at the time of promotion. As a result, incentive compensation to the CEO and to each NEO rises and falls in conjunction with our level of operating income. Executive incentive compensation is directly and inextricably tied to performance.

Eligibility for the Incentive Pool

The Compensation Committee determines which executive officers and other top managers are eligible to participate in the Executive Incentive Compensation Plan. For each quarter, the Committee determined that each NEO and every member of senior executive management would participate in the Executive Incentive Compensation Plan.

Funding the Incentive Pool

Company performance funds an Incentive Pool with up to 10% of our U.S. GAAP operating income before bonus. The Compensation Committee believes that setting the Incentive Pool at a fixed percentage of operating income with fluctuations in the amounts paid directly linked to actual changes in operating income, aligns both the short- and long-term interests of employees and shareholders.

20 | Expeditors International of Washington, Inc.

The Company has never incurred an annual or quarterly operating loss since going public in September 1984. Nonetheless, we maintain the following stringent policies in the event that we should incur no or negative operating income for a quarter:

•	No incentive payments will be made for a quarter in which we have no or negative operating income.
•

Any cumulative operating losses must be made up by future operating income before we would start to fund the Incentive Pool for incentive payments. For example, if we incurred a $5 million operating loss in the first quarter of a fiscal year, no incentive payments would be made for that quarter. If operating income in the second and third quarter of such fiscal year equaled, in the aggregate, $5 million, we would still make no incentive payments for those quarters. However, in the fourth quarter, if quarterly operating income was positive, the Incentive Pool would be funded and incentive payments would be made to eligible executives.

•

The foregoing policy also would apply if operating income, in years that have previously been audited and reported, were to be subsequently adjusted downward. In that situation, no payments under the Executive Incentive Compensation Plan would be due until future operating income results exceed the amount of the downward adjustment. However, no additional payments would be due if such adjustments increased previously reported fiscal year operating income.

We believe this policy protects shareholder interests while strongly incentivizing our management team to maintain and increase positive operating income every fiscal quarter.

Allocation of the Incentive Pool

The Compensation Committee determined each NEO's allocable portion of the Incentive Pool. This determination is set at the time of promotion to the position and performance is reviewed quarterly. The Compensation Committee considers various factors when establishing each participant's allocable share of the Incentive Pool, including:

•

The executive’s roles and responsibilities with the Company – generally, those executives in the most senior positions are allocated a greater portion of the Incentive Pool than those serving in less senior positions;

•	The contribution of the executive in increasing corporate profits and shareholder value;
•	An executive’s promotion during the fiscal year; and
•	The executive’s tenure with the Company.

For our most senior executive managers, their allocable percentage of the Incentive Pool is likely to decline over time to accommodate additional investments in personnel. The allocable percentages to all senior executive managers (including all NEO) for the 2017 performance year was reduced by 6% from 2016 to fund the expansion of our new Strategy function and related strategic initiatives.

In 2019, the Board implemented substantial changes to compensation for senior executive management, including all NEO. Those changes included shifting cash compensation to long-term, performance-based equity for senior executive management by:

1.	Reducing their allocation of the Executive Incentive Compensation Pool by 3% to invest in other key personnel;
2.

Further reducing their payout from the Executive Incentive Compensation Pool by an annual amount equal to the target value of performance share unit ("PSU") awards that will vest only if 3-year performance goals are achieved for Net Revenues and EPS, matching a similar program that shareholders supported for our CEO in 2017 and 2018; and

3.	Substantially increasing the stock ownership requirement.

Notice of Annual Meeting & Proxy Statement | 21

The table below shows the percentage of the Incentive Pool allocated to each NEO at year-end, including the reduction in payouts related to minimum growth requirement and 2019 PSU awards:

	2017	2018	2019	Change from 2018-2019
Chief Executive Officer	4.9%	4.9%	4.5%	(7.8)%
President - Global Services	4.2%	4.2%	3.4%	(18.1)%
President - Global Products	3.7%	3.7%	3.0%	(20.0)%
President - Global Geographies	3.7%	3.7%	3.0%	(18.1)%
Chief Financial Officer	4.2%	4.2%	3.4%	(18.6)%

Determining Payouts Under the Incentive Pool

Payouts under the Plan were determined by multiplying the Incentive Pool by each participant’s allocable portion of the Incentive Pool. For each quarter of fiscal years 2017-2019, we had positive operating income, which resulted in the funding of the Incentive Pool. At the conclusion of each quarter, the Compensation Committee reviewed and approved each NEO incentive payment under the Executive Incentive Compensation Plan based on the executive officer’s allocable share of the Incentive Pool for that quarter including the reductions for PSU awards which began in the third quarter of 2019.

5% Growth Performance Requirement

In 2017, a minimum 5% growth requirement was added for the CEO to earn an unreduced payout. Operating Income did not grow by more than 5% in each of the first two quarters of 2017, as compared to the same periods in 2016, and the amount paid to our CEO in those two quarters in 2017 was reduced by 5% or a total of $85,088. Operating income grew by more than 5% in each quarter of 2018 as compared to the same periods in 2017. Operating income did not grow by 5% in any of the quarters of 2019, as compared to the same periods in 2018, and the amount paid to our CEO was reduced by 5% or a total of $201,305. Beginning in 2020, this requirement was expanded to all senior executive management.

Determination of NEO RSU Grants

The Compensation Committee considered various factors in determining the size of each RSU grant to NEO for 2019, including:

•	Executive officer performance during the past 12 months, including noteworthy accomplishments;
•	Targeted NEO equity-to-overall compensation ratio;
•	Tenure with the Company;
•	Current position and associated responsibilities; and
•	Size of grant relative to peers within the Company.

PSU Grants to CEO and Senior Executive Management

To further align CEO long-term incentive compensation with shareholders’ interests and focus on long-term performance, the Compensation Committee starting in 2017 shifted a portion of Mr. Musser’s annual pay to longer-term by adopting performance metrics in the form of performance share units (“PSU”) subject to vesting only if 3-year performance goals were achieved for Net Revenues and EPS. The PSU are awarded under the 2017 Omnibus Incentive Plan (“The Plan”) that was approved by shareholders. PSU incentive goals are established with the intent that performance in-line with our operating plans should result in a payout that is approximately at target. In order to achieve the maximum goals, our performance would have to exceed our operating plans to a significant degree. Threshold performance goals were set at a level that was meant to be attainable and below which the Company could not justify a payout. In evaluating the difficulty of our target performance goals, the Compensation Committee, comprised entirely of independent Directors, believes these goals are challenging. Beginning in 2019, the Compensation Committee expanded the use of PSU awards to senior executive management, including all other NEO. The 2019 PSU continue to measure 3-year performance and use Net Revenues and EPS, weighted 25% and 75% respectively.

22 | Expeditors International of Washington, Inc.

2017 PSU Performance Criteria & Discussion

The performance period of Mr. Musser’s 2017 PSU was January 1, 2019 to December 31, 2019. The final number of shares earned was based on the Company’s 3-year EPS and Net Revenue growth. In setting targets for the 2017 PSU, the Compensation Committee considered a number of factors, including the Company’s past performance, current strategies and initiatives, estimated share repurchases, expected macro-economic forces, and global trade expectations. Following the end of the performance period, the Compensation Committee considers the Company’s actual performance compared to targets, including the effect of any significant items during the performance period in making its final determination.

Net revenues are a non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company’s principal services. The Board believes that net revenues are a better measure than total revenues when evaluating the Company’s operating performance since total revenues earned as a freight consolidator include the carriers’ charges for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by the Company. Net revenue is one of the Company’s primary operational and financial measures and demonstrates management’s ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings.

For PSU granted in 2017, the Compensation Committee established 2019 performance criteria for Mr. Musser based on the following criteria and weightings. The table below also includes the actual achieved performance for the year ended December 31, 2019 used in the final measurement:

PSU Performance Criteria	Weighting	Threshold	Target	Maximum	Actual
Percent of PSU Earned:		50%	100%	200%	195%
Cumulative EPS Growth:	75%	$2.00	$2.47	$2.96	$3.39
Net Revenues Growth (in millions):	25%	$1,824	$2,280	$2,736	$2,636
PSU Award:(1)		11,566	23,131	46,262	45,000

(1)	Actual award amount excludes 1,810 dividend equivalents earned during the performance period.

RSU & PSU Vesting and Retirement Eligibility

The RSU and PSU Awards under the 2017 Plan include a dividend equivalent that vests commensurately with the underlying award. In addition, senior executive management who have either (i) attained the age of 55 and completed at least 10 years of continuous service, or (ii) completed at least 30 years of continuous service are deemed "retirement eligible." All NEO are retirement eligible. RSU vest 1/3 on each successive one-year anniversary of the grant date. PSU vest only if performance goals are achieved for net revenue and earnings per share growth in the second fiscal year after grant. Upon the retirement, death or disability of a retirement-eligible senior executive manager, RSU vest immediately and PSU awards to our CEO in 2018 and 2017 become eligible to prorate vest at the end of the applicable performance period. In 2019, primarily because PSU were awarded to our senior executive managers in lieu of a portion of their cash compensation, upon retirement, death or disability of retirement-eligible senior executive managers, those PSU will fully vest at the end of the applicable performance period. See “Potential Payments upon Termination & Change in Control” for a description of the treatment of RSU and PSU upon an involuntary termination with cause and without cause and a voluntary termination for good reason.

Perquisites & Other Personal Benefits

The Company provides no perquisites or personal benefits to our NEO that are not available to all employees. The Company provides standard benefits packages to all employees that vary by country, based on individual country regulations. Further, the Company does not provide tax “gross-ups” on change in control severance benefits or any other type of benefit.

Risk & Compensation Clawback Recovery

Because the Executive Incentive Compensation Plan is based on cumulative operating income, any operating losses that are incurred must be recovered from future operating income before any amounts would be due to participants.

Notice of Annual Meeting & Proxy Statement | 23

Since a significant portion of executive compensation comes from the Executive Incentive Compensation Plan, the Company believes that this cumulative feature is a disincentive to excessive risk taking by its senior managers. No one individual has the authority to commit the Company to excessive risk taking. Due to the nature of the Company’s services, the business has a short operating cycle. The outcome of any higher risk transactions, such as overriding established credit limits, would be known in a relatively short time frame. Management believes that when the potential impact on the bonus is considered in light of this short operating cycle, the potential for gains that could be generated by higher risk business practices is sufficiently mitigated. Management believes that both the stability and the long-term growth in operating income and net earnings are a result of the incentives and recovery mechanism inherent in the Company’s compensation programs. Awards under the 2017 Plan (including any shares subject to an Award) are subject to any Company policy providing for recovery, recoupment, clawback and/or other forfeiture. In addition, the Company's "clawback policy" related to financial restatements includes not just the CEO and Chief Financial Officer ("CFO"), but all members of senior executive management.

Role of the Compensation Committee, Management & Consultants

Compensation decisions, other than compensation and equity grant determinations for the CEO, are made in consultation with the CEO. Compensation decisions for the CEO are made by our Compensation Committee and approved by our full Board. With respect to the Executive Incentive Compensation Plan, the CEO recommends allocation percentages for all participating executive officers, which must be reviewed and approved by the Compensation Committee.

The Board believes in overall total compensation targets that are consistent with the underlying compensation philosophy of the Company. The Company recognizes that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when evaluating the adequacy of base salaries, the percentage allocations of the Executive Incentive Compensation Plan and equity grants. The Company’s objective is to offer a total compensation package which gives the executive officer the opportunity to be rewarded at a level believed to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results that are superior to those of its competitors.

The Compensation Committee used benchmark data on a limited basis to review base salaries and other compensation information and practices disclosed by certain U.S. publicly traded companies in the logistics and transportation industry. The benchmark data has confirmed that the Company’s compensation packages offered to executives are competitive and give executives appropriate incentives to retain and gain profitable customers and business. Benchmark data was derived from proxy statements filed by Alaska Air Group, Inc., Avis Budget Group, Inc., CH Robinson Worldwide, Inc., CSX Corp., Hertz Global Holdings, Inc., Hub Group, Inc., JB Hunt Transport Services, Inc., JetBlue Airways Corp., Knight-Swift Transportation Holdings, Inc., Landstar System, Inc., Norfolk Southern Corp., Old Dominion Freight Line, Inc., Ryder System, Inc., Schneider National, Inc., and XPO Logistics. While these companies vary in size in terms of revenue, the Compensation Committee believes the benchmark data derived from this group of companies is useful for the limited comparisons described above.

Since 2016, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide advice on executive and Director compensation matters. The Compensation Committee has assessed the independence of Meridian pursuant to SEC and NASDAQ rules and determined that no conflict of interest exists that would prevent Meridian from providing independent and objective advice to the Compensation Committee. Meridian has provided consulting services only as directed by the Compensation Committee. Meridian reports directly to the Compensation Committee and does not provide any other services to the Company.

24 | Expeditors International of Washington, Inc.

Employment Agreements

The Company has entered into employment agreements with each NEO. Each of the employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Executive Stock Ownership Policy

The Company maintains executive stock ownership guidelines and is governed by the Compensation Committee. These stock ownership guidelines are applicable to our NEO and certain other senior management holding a title of Senior Vice President or above. These guidelines are designed to increase executives’ equity stakes in the Company and to further align executives’ interests with those of shareholders. The guidelines require covered executives to own shares of the Company’s Common Stock sufficient to satisfy the amount specified below as a multiple of the executive’s annual base salary:

	Guidelines
Chief Executive Officer	60 x Base Salary	$6,000,000
President, Executive Vice President, or Chief Financial Officer	20 x Base Salary	$2,000,000
Senior Vice President	10 x Base Salary	$1,000,000

Executives in the positions above need to achieve the corresponding ownership target within five years of the earlier of promotion to the position or the policy adoption or revision date. This policy excludes stock option grants in the ownership calculation and includes RSU and target PSU grants. As of December 31, 2019, all of our NEO are in compliance with their respective ownership guidelines. When NEO exercise stock options, they must continue to comply with the ownership requirements above.

All executives must hold 75% of the net after-tax shares received upon vesting of any PSU and RSU until their respective stock ownership guidelines are achieved.

Insider Trading Policy Prohibits Hedging or Pledging

The Company’s Insider Trading Policy prohibits its Board of Directors and employees from hedging or pledging their ownership of Company stock, including trading in publicly-traded options, puts, calls or other derivative instruments related to Company stock.

Other Retirement or Disability Payments

Other than for RSU and PSU, the Company has no formal obligations to make any payments to any executive officer upon his or her death, disability or retirement except to senior executive management domiciled in countries where statutory regulations require that these benefits be provided to all employees. The Company adopted a policy in 2014 that prohibits the payment of any retirement bonuses to executive officers and members of senior executive management.

While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested RSU or stock options of employees who pass away.

Notice of Annual Meeting & Proxy Statement | 25

Compensation Committee Report

The Compensation Committee believes in simple, easy to understand executive incentive compensation plans that are directly aligned with Company performance and focus management on enhancing the long-term value of the Company. The Compensation Committee Charter is available on our website https://investor.expeditors.com.

Compensation Committee

All members are independent under Exchange Act and NASDAQ rules. The Compensation Committee met four times in 2019.

Compensation Committee Interlocks & Insider Participation

No member of the Committee is or has been an officer or employee of the Company and none had any interlocking relationship with any other entities or of the type that would be required to be disclosed in this Proxy Statement.

Key Responsibilities:

•

Annually review and approve corporate goals and objectives relevant to CEO compensation, annually evaluate CEO performance in light of those goals and objectives, and recommend CEO compensation based on that evaluation

•	Approve compensation of all non-CEO executive officers
•	Approve the annual and long-term performance goals for the Company’s incentive plans
•	Ensure that incentive compensation programs are consistent with the Company’s annual and long-term performance objectives and do not encourage unnecessary or excessive risk taking
•	Determine base salary, participation level in the Executive Incentive Compensation Plan and equity grants to the CEO
•	Review and recommend compensation of non-management Directors
•	Oversee enterprise risks assigned to Committee by the Board

The Compensation Committee believes that the compensation for the CEO and other NEO are consistent with its philosophy and the objectives described above. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Mark Emmert, Chair

Robert Carlile

Diane Gulyas

Alain Monié

26 | Expeditors International of Washington, Inc.

Summary Compensation Table for the Fiscal Year Ended December 31, 2019

The table below summarizes the total compensation earned by each NEO for each of the fiscal years shown. The Company has entered into employment and indemnification agreements with all of the NEO.

The NEO were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years shown. Amounts listed under “Non-Equity Incentive Plan Compensation” were determined based on percentages of the Incentive Pool that were allocated to each NEO by the Compensation Committee under the 2008 Executive Incentive Compensation Plan based on the factors described in the Compensation Discussion and Analysis contained herein.

Base salaries for the NEO accounted for less than 3% of their total compensation and “at-risk” compensation accounted for more than 75% of their total compensation. Benefits accounted for less than 1% of the total compensation of NEO.

The following table sets out the type and amount of compensation paid to each NEO for the years ended December 31:

Name & Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Jeffrey S. Musser	2019	$100,000	$2,499,998	$3,821,457	$3,000	$6,424,455
President & Chief Executive Officer	2018	$100,000	$2,500,288	$4,312,192	$3,000	$6,915,480
	2017	$100,000	$2,499,998	$3,705,770	$3,000	$6,308,768
Eugene K. Alger	2019	$100,000	$1,010,086	$3,195,819	$3,000	$4,308,905
President - Global Services	2018	$100,000	$505,151	$3,696,713	$3,000	$4,304,864
	2017	$100,000	$505,328	$3,249,788	$3,000	$3,858,116
Daniel R. Wall	2019	$100,000	$1,010,086	$2,814,357	$3,000	$3,927,443
President – Global Products	2018	$100,000	$505,151	$3,287,673	$3,000	$3,895,824
	2017	$100,000	$505,328	$2,890,201	$3,000	$3,498,529
Richard H. Rostan President – Global Geographies & Operations	2019	$100,000	$894,220	$2,829,788	$3,000	$3,827,008
	2018	$120,000	$447,121	$3,273,171	$3,000	$3,843,292
	2017	$120,000	$446,965	$2,731,673	$3,000	$3,301,638
Bradley S. Powell	2019	$100,000	$1,010,086	$3,193,768	$3,000	$4,306,854
Senior Vice President & Chief Financial Officer	2018	$100,000	$505,151	$3,694,580	$3,000	$4,302,731
	2017	$100,000	$505,328	$3,247,914	$3,000	$3,856,242

(1)

Represents the aggregate grant date fair value of RSU and PSU awards. RSU will vest annually over three years after the grant date or upon retirement. RSU will be settled in Expeditors’ common stock on scheduled vesting dates. The PSU value at the grant date is based upon the probable outcome of achieving the performance metrics at the end of the three-year performance period.

(2)	These amounts include the Company’s matching contributions, up to a maximum annual Company contribution of $3,000 under an employee savings plan under Section 401(k) of the Code.

Notice of Annual Meeting & Proxy Statement | 27

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding awards granted to each NEO during the year ended December 31, 2019:

	Grant Date of Equity Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards(3)	Closing Price on Grant Date	Grant Date Fair Value of Stock Awards (4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey S. Musser	5/7/2019	—	$3,821,457	—	8,253	16,506	33,012		$75.73	$1,249,999
	5/7/2019	—		—	—	—	—	16,506	$75.73	$1,249,999
Eugene K. Alger	5/7/2019	—	$3,195,819	—	3,335	6,669	13,338		$75.73	$505,043
	5/7/2019	—		—	—	—	—	6,669	$75.73	$505,043
Daniel R. Wall	5/7/2019	—	$2,814,357	—	3,335	6,669	13,338		$75.73	$505,043
	5/7/2019	—		—	—	—	—	6,669	$75.73	$505,043
Richard H. Rostan	5/7/2019	—	$2,829,788	—	2,952	5,904	11,808		$75.73	$447,110
	5/7/2019	—		—	—	—	—	5,904	$75.73	$447,110
Bradley S. Powell	5/7/2019	—	$3,193,768	—	3,335	6,669	13,338		$75.73	$505,043
	5/7/2019	—		—	—	—	—	6,669	$75.73	$505,043

(1)

The total amount available to executive officers participating in the Executive Incentive Compensation Plan, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages and adjustments approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation under this plan.

(2)

PSU grants are made pursuant to the Company’s 2017 Omnibus Incentive Plan. The final number of PSU are determined using an adjustment factor of between half and two times the target PSU amount, depending on the degree of achievement above threshold of the designated net revenue and earnings per share performance targets in the year ended December 31, 2021. If the minimum performance thresholds are not achieved, no shares will be issued. Each PSU vests at the end of the performance period and will convert to one share of the Company's Common Stock within 60 days after the end of the performance period.

(3)

RSU grants are made pursuant to the Company’s 2017 Omnibus Incentive Plan. RSU vest annually over three years based on continued employment, unless the participant is eligible for retirement, and are settled upon vesting in shares of the Company's Common Stock on a one-for-one basis.

(4)

All assumptions used to determine the grant date fair value of the stock awards are included in Note 5 to the Company’s consolidated financial statements included on Form 10-K as filed on February 21, 2020.

Option Exercises & Year-End Equity Value Tables

The following table sets forth certain information regarding options exercised and RSU and PSU vested for each NEO during the year ended December 31, 2019:

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Jeffrey S. Musser	5,000	$187,187	60,785	$4,602,077
Eugene K. Alger	89,000	$2,244,139	5,648	$432,170
Daniel R. Wall	15,000	$536,999	5,648	$432,170
Richard H. Rostan	6,000	$175,735	4,998	$382,432
Bradley S. Powell	31,893	$1,135,406	5,648	$432,170

(1)	Represents the difference between the market price of the Company’s Common Stock at exercise and the exercise price of the options, multiplied by the number of options exercised.
(2)	Includes dividend equivalents.
(3)

Represents the market price of the Company's Common Stock at the vesting date, multiplied by the number of RSU vested. The amount for Mr. Musser includes 46,810 PSU that vested for the 2017-2019 performance period with a realized value of $75.47 per share. The PSU was settled on February 21, 2020.

28 | Expeditors International of Washington, Inc.

The following table sets forth equity awards held by the NEO at December 31, 2019:

	Option Awards				Stock Unit Awards
Year of Grant	Exercisable	Unexercisable (1)	Exercise or Base Price	Option Expiration Date	Number of Unvested Stock Unit Awards (2)	Market Value of Unvested Stock Unit Awards (3)	Number of Unearned and Unvested Stock Unit Awards (4)	Market Value of Unearned and Unvested Stock Unit Awards (3)

Jeffrey S. Musser

2019	—	—	—	—	16,728	$1,305,107	16,728	$1,305,107
2018	—	—	—	—	12,290	$958,860	18,433	$1,438,143
2017	—	—	—	—	8,022	$625,883	—	—
2016	120,000	—	$47.39	5/3/2026	—	—	—	—
2015	75,000	25,000	$47.27	5/21/2025	—	—	—	—
2014	96,000	—	$45.56	12/5/2024	—	—	—	—
2013	10,000	—	$35.32	5/1/2023	—	—	—	—
2012	5,000	—	$40.74	5/2/2022	—	—	—	—
2010	10,000	—	$40.64	5/5/2020	—	—	—	—
Eugene K. Alger
2019	—	—	—	—	6,759	$527,309	6,759	$527,309
2018	—	—	—	—	4,967	$387,490	—	—
2017	—	—	—	—	3,243	$253,025	—	—
2016	51,000	—	$47.39	5/3/2026	—	—	—	—
2015	—	13,000	$47.27	5/21/2025	—	—	—	—
2014	12,000	—	$45.56	12/5/2024	—	—	—	—
Daniel R. Wall
2019	—	—	—	—	6,759	$527,309	6,759	$527,309
2018	—	—	—	—	4,967	$387,490	—	—
2017	—	—	—	—	3,243	$253,025	—	—
2016	51,000	—	$47.39	5/3/2026	—	—	—	—
2015	27,000	9,000	$47.08	8/3/2025	—	—	—	—
2015	21,750	7,250	$47.27	5/21/2025	—	—	—	—
2014	27,000	—	$45.56	12/5/2024	—	—	—	—
2013	5,000	—	$35.32	5/1/2023	—	—	—	—
2012	5,000	—	$40.74	5/2/2022	—	—	—	—
2011	5,500	—	$52.80	5/4/2021	—	—	—	—
Richard H. Rostan
2019	—	—	—	—	5,983	$466,821	5,983	$466,821
2018	—	—	—	—	4,396	$342,950	—	—
2017	—	—	—	—	2,868	$223,767	—	—
2016	30,000	—	$47.39	5/3/2026	—	—	—	—
2015	21,750	7,250	$47.27	5/21/2025	—	—	—	—
2014	27,000	—	$45.56	12/5/2024	—	—	—	—
2013	9,000	—	$35.32	5/1/2023	—	—	—	—
2012	8,000	—	$40.74	5/2/2022	—	—	—	—
2011	6,000	—	$52.80	5/4/2021	—	—	—	—
2010	6,000	—	$40.64	5/5/2020	—	—	—	—
Bradley S. Powell
2019	—	—	—	—	6,759	$527,309	6,759	$527,309
2018	—	—	—	—	4,967	$387,490	—	—
2017	—	—	—	—	3,243	$253,025	—	—
2016	51,000	—	$47.39	5/3/2026	—	—	—	—
2015	39,000	13,000	$47.27	5/21/2025	—	—	—	—
2014	48,000	—	$45.56	12/5/2024	—	—	—	—
2013	5,000	—	$35.32	5/1/2023	—	—	—	—
2012	10,000	—	$40.74	5/2/2022	—	—	—	—
2011	6,107	—	$52.80	5/4/2021	—	—	—	—

(1)

Unexercisable options granted in 2015 will vest in 2020. The options are subject to earlier vesting under certain conditions set forth in the Option Plan. (See Potential Payments upon Termination and Change in Control).

(2)	Restricted Stock Units (RSU) vest annually over 3 years from the date they are granted or upon retirement. Includes dividend equivalents on unvested RSU.
(3)	Market value determined by the closing market stock price of $78.02 on December 31, 2019.
(4)

Assumes PSU payout at target levels. PSU granted in 2019 will vest on December 31, 2021 or upon retirement only if 3-year performance goals are achieved for Net Revenue and EPS. PSU granted in 2018 will vest on December 31, 2020 or upon retirement only if 3-year performance goals are achieved for Net Revenue and EPS, subject to proration based on the period of time during the performance period prior to retirement. Includes dividend equivalents on unvested PSU based on target levels.

Notice of Annual Meeting & Proxy Statement | 29

Potential Payments upon Termination & Change in Control

The Company has employment agreements with each NEO and maintains certain plans under which it provides compensation to the NEO in the event of a termination of employment or a change in control.

The following table and accompanying footnotes illustrate the payments that would be due to each NEO under all applicable termination scenarios, assuming the triggering event took place on December 31, 2019:

Involuntary Termination with Cause (1)		Involuntary Termination with Cause with Non- Compete Agreement (1)	Voluntary Termination Including Retirement (2,3)	Voluntary Termination Including Retirement with Non-Compete Agreement (1,2,3)	Involuntary Termination without Cause (2,3,4)	Death or Disability (5)

Jeffrey S. Musser
Employment Agreement	–	$50,000	–	$50,000	$1,960,729	–
Restricted Stock Units	–	–	2,889,850	2,889,850	2,889,850	2,889,850
Performance Stock Units	–	–	2,203,946	2,203,946	2,203,946	2,203,946
Total	–	50,000	5,093,796	5,143,796	7,054,525	5,093,796
Eugene K. Alger
Employment Agreement	–	$50,000	–	$50,000	$1,647,910	–
Restricted Stock Units	–	–	1,167,824	1,167,824	1,167,824	1,167,824
Performance Stock Units	–	–	527,309	527,309	527,309	527,309
Total	–	$50,000	$1,695,133	$1,745,133	$3,343,043	$1,695,133
Daniel R. Wall
Employment Agreement	–	$50,000	–	$50,000	$1,457,179	–
Restricted Stock Units	–	–	1,167,824	1,167,824	1,167,824	1,167,824
Performance Stock Units	–	–	527,309	527,309	527,309	527,309
Total	–	$50,000	$1,695,133	$1,745,133	$3,152,312	$1,695,133
Richard H. Rostan
Employment Agreement	–	$50,000	–	$50,000	$1,464,894	–
Restricted Stock Units	–	–	1,033,538	1,033,538	1,033,538	1,033,538
Performance Stock Units	–	–	466,821	466,821	466,821	466,821
Total	–	$50,000	$1,500,359	$1,550,359	$2,965,253	$1,500,359
Bradley S. Powell
Employment Agreement	–	$50,000	–	$50,000	$1,646,884	–
Restricted Stock Units	–	–	1,167,824	1,167,824	1,167,824	1,167,824
Performance Stock Units	–	–	527,309	527,309	527,309	527,309
Total	–	$50,000	$1,695,133	$1,745,133	$3,342,017	$1,695,133

(1)

Following an executive officer's resignation, or when terminating an executive officer for cause, the Company may, in its sole discretion, invoke a six-month non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the executive officer’s base salary. The term “cause” as defined in the employment agreement is any act of an executive officer, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, Directors or officers or material breach of the employment agreement.

(2)

NEO are retirement eligible if they either have (i) attained the age of 55 and completed at least 10 years of continuous service, or (ii) completed at least 30 years of continuous service. All NEO were retirement eligible. With respect to RSU and PSU grants, “retirement” means the voluntary or involuntary termination of employment for any reason other than for cause, disability or death. Upon such voluntary or involuntary termination of employment for any reason other than for cause, disability or death, all RSU vest and PSU awards in 2019 vest at the end of the performance period based on actual performance. PSU awarded to Mr. Musser in 2018 become eligible to vest at the end of the applicable performance period based on actual performance and subject to proration based on the period of time during the performance period prior to his termination.

(3)

For PSU awards, if terminated prior to the commencement or completion of a performance period, then (i) unvested PSU granted during the prior six-month period will be forfeited; (ii) provided that the NEO timely executes a waiver and release of claims against the Company, a prorated portion (based on service completed at the time of termination) of unvested PSU will be eligible to become vested at the end of the applicable performance period, based on actual achievement of performance goals; and (iii) all other unvested PSU shall be forfeited.  For RSU awards, if terminated prior to a scheduled vesting date, then (i) unvested RSU granted during the prior six month period will be forfeited; (ii) provided that the NEO timely executes a waiver and release of claims against the Company, those RSU that otherwise would have vested during the twelve (12) month period following the NEO’s termination will immediately become vested upon the NEO’s termination; and (iii) all other unvested RSU shall be forfeited.  PSU  will be paid out shortly after the performance period ends and RSU will be paid out shortly after the scheduled vesting date set forth in the RSU Agreement.

30 | Expeditors International of Washington, Inc.

(4)

When terminating an executive without cause, the Company must pay the executive officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months of non-equity incentive compensation, which automatically extends the non-compete provision for an additional six months.

(5)

Upon the death or disability of an NEO, the NEO or NEO's estate shall be entitled payment or settlement, within 90 days of the NEO's death or disability, of all unvested RSU and a pro-rated portion of PSU awarded in 2018 assuming that target performance would be achieved at the end of the performance period. Upon death or disability of a retirement-eligible NEO, for PSU awards in 2019, the NEO or NEO’s estate shall be entitled payment or settlement as soon as administratively feasible, assuming that performance would be achieved at the target level with respect to the full amount of PSU.

Under NEO employment agreements, no payments are due upon a "change in control."  The following table and accompanying footnotes illustrate the payments that would be due to each of the NEO under all applicable “change in control” scenarios relative to their equity awards, assuming the triggering event took place on December 31, 2019:

	Change in Control with RSU/PSU Replacement Awards (1,2)	Change in Control without RSU/PSU Replacement Awards (1,2,4)	Qualifying Termination after a Change in Control with RSU/PSU Replacement Awards (1,2,5,6)

Jeffrey S. Musser
Stock Options (3)	$768,750	$768,750	$768,750
Restricted Stock Units	—	$2,889,850	$2,889,850
Performance Share Units	—	$2,203,946	$2,203,946
Total	$768,750	$5,862,546	$5,862,546
Eugene K. Alger
Stock Options (3)	$399,750	$399,750	$399,750
Restricted Stock Units	—	$1,167,824	$1,167,824
Performance Share Units	—	$527,309	$527,309
Total	$399,750	$2,094,8823	$2,094,883
Daniel R. Wall
Stock Options (3)	$501,398	$501,398	$501,398
Restricted Stock Units	—	$1,167,824	$1,167,824
Performance Share Units	—	$527,309	$527,309
Total	$501,398	$2,196,531	$2,196,531
Richard H. Rostan
Stock Options (3)	$222,938	$222,938	$222,938
Restricted Stock Units	—	$1,033,538	$1,033,538
Performance Share Units	—	$466,821	$466,821
Total	$222,938	$1,723,297	$1,723,297
Bradley S. Powell
Stock Options (3)	$399,750	$399,750	$399,750
Restricted Stock Units	—	$1,167,824	$1,167,824
Performance Share Units	—	$527,309	$527,309
Total	$399,750	$2,094,883	$2,094,883

(1)

For stock option purposes, “Change in Control” means either of the following: (a) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities, or (b) when a transaction requiring shareholder approval occurs involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company. For RSU and PSU purposes, "Change in Control" also includes the following: (c) "Continuing Directors" (as defined in the 2017 Omnibus Incentive Plan) cease to constitute a majority of the Board other than due to death, retirement or disability, or (d) shareholder approval of a complete liquidation or dissolution of the Company.

(2)	An unmodified RSU or PSU surviving a Change in Control would qualify as a "Replacement Award."
(3)	Represents the difference between the market price of the Company's Common Stock at December 31, 2019 and the exercise price of the options, multiplied by the number of unvested option awards.
(4)

For PSU assumes that actual performance through the date of the Change in Control is not greater than the pro-rated portion of the PSU at "target" level. PSU payment is to occur within 30 days of the Change in Control event.

(5)

The term "Qualifying Termination" is an involuntary termination without cause or a voluntary termination with Good Reason that occurs within two years of a Change in Control involving Replacement Awards. Payment to occur within 60 days of the Qualifying Termination.

(6)

For PSU assumes that actual performance through the date of the Change in Control is not greater than the pro-rated portion of the PSU at "target" level. PSU payment is to occur within 60 days of the Qualifying Termination.

Notice of Annual Meeting & Proxy Statement | 31

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2019 regarding compensation plans under which equity securities of the Company are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options & Rights (1)	Weighted-Average Exercise Price of Outstanding Options & Rights (2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity Compensation Plans Approved by Security Holders	7,871,918	$48.85	3,902,445
Equity Compensation Plans Not Approved by Security Holders	–	–	–
Total	7,871,918	$48.85	3,902,445

(1)	Represents shares issuable upon exercise of outstanding stock options, vesting of outstanding restricted stock units and performance stock units that will vest if target levels are achieved.
(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(3)	Includes 3,158,034 available for issuance under the employee stock purchase plans and 744,411 available for future grants of equity awards under the Omnibus Incentive Plan.

32 | Expeditors International of Washington, Inc.

PROPOSAL NO 3:

APPROVE AMENDMENTS TO THE 2017 OMNIBUS INCENTIVE PLAN

Introduction

At the 2020 Annual Meeting, the shareholders of the Company will be asked to approve amendments (the "Amendments") to the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2017 Plan by 3,000,000 (to 5,500,000 shares in the aggregate) and to effect certain tax related updates as a result of the Tax Cuts and Jobs Act of 2017 (the “TCJA”). The Board of Directors believes that the 2017 Plan is a valuable benefit to our employees that allows them the opportunity to acquire an ownership interest in the Company, and urges that this proposal be approved. The Amended and Restated 2017 Omnibus Incentive Plan (the “Amended 2017 Plan”) was approved by the Board of Directors on February 17, 2020.

If the Amended 2017 Plan is approved by the shareholders of the Company, the following amendments will be made to the 2017 Plan: (1) an increase of the shares available for issuance under the Amended 2017 Plan with the maximum number of shares available for issuance increased to 5,500,000 shares from 2,500,000 shares; (2) updates to certain tax-related provisions as a result of a change in law, in particular removing the ability to grant new awards under Section 162(m) of the Internal Revenue Code, as amended, as a result of the repeal of such exemptions for grants made after the date of repeal, as described below; and (3) related administrative changes.

Rationale for Implementing the Proposed Amended 2017 Plan

The 2017 Plan was originally approved by shareholders in May 2017 with 2.5 million shares reserved for issuance. Without taking account the proposed amendments, there are 744,411 shares available under the 2017 Plan as of December 31, 2019. We are asking shareholders to approve the Amended 2017 Plan because, without the increased number of shares, we will be unable to make equity grants to our key employees.  As a result, the Company might need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent. Shareholder approval of the Amended 2017 Plan will allow us to continue to grant equity awards (as well as cash incentive awards) to our employees, executive officers, and non-employee directors. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourages participants to contribute to the growth of the Company and aligns the interests of our Participants with those of our shareholders.

The Amended 2017 Plan also includes amendments to certain provisions of the 2017 Plan that were designed to meet the requirements for exemption of executive compensation under Section 162(m) of the Code. Since the adoption of the 2017 Plan, the TCJA was signed into law. The TCJA no longer allows for an exemption under Section 162(m) of the Code. Therefore the proposed amendments include retaining eligibility of such exemption for awards granted prior to the TCJA’s effectiveness and removing such Code Section 162(m) provisions from being applicable to awards granted after effectiveness of the TCJA.

Section 162(m) of the Code limits the annual tax deductibility by the Company of compensation paid to each covered executive officer to $1,000,000. Historically, there had been an exception to this annual $1,000,000 tax deduction limit for qualifying performance-based compensation, which included stock options and stock appreciation rights (“SARs”) or other performance-based awards granted pursuant to a plan approved by shareholders. Among other requirements, such exception required that the Company establish within its incentive plan certain limitations for grants to executives, which the Company set and its shareholders approved in the 2017 Plan as not exceeding in any calendar year more than the following per participant: 300,000 stock options, or SARs with respect to more than 300,000 shares; 300,000 shares in other equity awards denominated in shares; and $6 million in all awards denominated in cash or property other than shares (the “Annual Limitations”).  However, as a result of the TCJA, effective January 1, 2018, this Code Section 162(m) performance-based compensation deduction exception has been eliminated for taxable years beginning after December 31, 2017. As a result, Code Section 162(m) performance-based compensation is no longer applicable to future, post-TCJA effective date, awards made under the Plan, and the Plan no longer needs to contain the Annual Limitations previously required under the performance-based compensation provisions of Section 162(m) of the Code.

For this reason, the Amended 2017 Plan reflects the elimination of the applicability of the Section 162(m) performance-based compensation exception including removal of the Annual Limitations. Such limits were an important provision of the Plan when compliance with such Code Section 162(m) exception was necessary for the Company to deduct, on the Company’s federal income tax return, performance-based compensation of the Company’s executives to which Code Section 162(m) applied. However, the Company believes such Annual Limitations, and other Section 162(m)-related provisions, are no longer required and has determined it is advisable to remove them from the Plan. The prior

Notice of Annual Meeting & Proxy Statement | 33

162(m) restrictions on the number of Plan awards to be made in each calendar year had the potential to limit the number of stock options and stock appreciation rights (but not other types of Awards) awarded to executive officers.  The Compensation Committee makes awards to executive officers in accordance with the determinations described in the Proxy Statement provided to shareholders.

This proposal, and the effectiveness of the Amended 2017 Plan, will not affect awards already granted under the 2017 Plan or the shares currently reserved for issuance under the 2017 Plan; however, as indicated above, only 744,411 shares of common stock remain available for grant under the 2017 Plan as of December 31, 2019. If the Amended 2017 Plan is approved by our shareholders at the Annual Meeting, our shareholders may suffer further dilution upon the exercise of future awards granted under the Amended 2017 Plan, to the extent that more shares are authorized for issuance, and are issued, under the Amended 2017 Plan.

Principal Features of the Amended 2017 Plan

A more detailed summary of the Amended 2017 Plan is attached as Appendix A to this Proxy Statement, which forms a part of this proposal, but the material features of the Amended 2017 Plan are set forth below. Both summaries are qualified in their entirety by the text of the 2017 Plan as amended and restated and attached as Appendix B to the Proxy Statement. We urge you to review the information in Appendix A and Appendix B when considering this proposal.

A broad range of equity and cash vehicles. The Amended 2017 Plan allows the Company to grant the following types of awards: stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, dividend equivalents, cash awards, and other stock- and cash-based awards (collectively referred to herein as “Awards”). Appendix A to this Proxy Statement includes a detailed description of each type of award available under the Amended 2017 Plan.  We believe that the breadth of Awards available under the Amended 2017 Plan will provide the Committee the flexibility to structure appropriate incentives and respond to market-competitive changes in compensation practices. At the time of granting an Award, the Company does not receive any consideration for such an Award. Depending on the terms of an Award, the Company may receive consideration in the future upon the exercise of such Award. However, the consideration to be received, if any, is not determinable as of the date of this Proxy Statement.

A fixed reserve of shares of our common stock. The Amended 2017 Plan provides for a fixed reserve of shares of our common stock to fund awards. The Amended 2017 Plan does not contain an evergreen provision; accordingly, any increase in the share reserve requires shareholder approval. The 2017 Plan approved 2,500,000 shares of the Company’s Common Stock. If the Amended 2017 Plan is approved, the approved number of shares of the Company’s Common Stock available under the Amended 2017 Plan will increase by 3,000,000 shares to 5,500,000 shares. The market value of the Company’s Common Stock as of March 10, 2020 was $69.95 per share of Common Stock.

Conservative share-counting provisions. For purposes of determining the number of shares of common stock remaining available for issuance under the Amended 2017 Plan, we may not add back shares of common stock (i) repurchased on the open market with proceeds from the exercise of a stock option, (ii) tendered or withheld to pay the exercise price of a stock option or grant price, if applicable of a stock appreciation right, (iii) tendered or withheld to pay withholding tax and (iv) that are not issued in connection with the stock settlement of a stock appreciation right.

Limits on dividends and dividend equivalents. The Amended 2017 Plan prohibits the issuance of dividends and dividend equivalents on stock options and SARs; and prohibits the current payment of dividends or dividend equivalents on any Awards subject to performance-based vesting criteria until all applicable performance objectives have been achieved.

Limits on the duration of stock options and SARs. The Amended 2017 Plan sets ten (10) years as the maximum term for stock options and SARs. The term of stock options may not be extended.

No stock option repricing. The Amended 2017 Plan prohibits the repricing of stock options and SARs without prior shareholder approval.

No discounted stock options or SARs. The Amended 2017 Plan requires the exercise price of stock options and the grant price of SARs to be not less than the fair market value of a share of common stock on the date of grant.

Compensation recoupment policy. Awards (including any shares subject to an Award) are subject to any Company policy providing for recovery, recoupment, clawback and/or other forfeiture.

Qualified Performance-based Compensation; Code Section 162(m). The 2017 Plan was structured to comply with Code Sections 162(m). Code Section 162(m) generally disallows an income tax deduction to publicly held companies for compensation paid to certain executive officers that exceeds $1,000,000, unless that compensation is tied to the attainment of performance goals established by an independent Committee under a shareholder-approved plan or the exercise of a stock option or stock appreciation right.  The TCJA eliminated the qualified performance-based compensation exception going forward for U.S. income tax purposes, except for limited transition relief

34 | Expeditors International of Washington, Inc.

applicable only to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 that is not materially modified thereafter. The Amended 2017 Plan retains eligibility of such exemption for awards granted prior to the TCJA’s effectiveness and removes such Code Section 162(m) provisions from being applicable to awards granted after effectiveness of the TCJA.

Limits on Awards to Certain Executive Officers. Certain annual limits apply to awards that were granted and effective on or before November 2, 2017 and that were intended to be treated as qualified performance-based compensation under Code Section 162(m) (“Grandfathered 162(m) Qualified Performance-based Compensation Awards”). The following are the annual limits applicable to Grandfathered 162(m) Qualified Performance-based Compensation Awards.

•	The maximum aggregate number of shares that may be subject to Options or SARs and granted to any Participant in any calendar year may not exceed 300,000 shares.
•	The maximum aggregate number of shares that may be subject to Full Value Awards and granted to any Participant in any calendar year may not exceed 300,000 shares.
•

The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award that is payable or denominated in cash may not exceed $6,000,000 determined as of the date of payout.

The foregoing limitations apply only to Grandfathered Performance-based Compensation Awards. The Committee may grant Awards in excess of the foregoing annual limits.

Limits on Equity Grants to Non-Employee Directors. The Amended 2017 Plan generally provides that “fair value” of annual equity awards granted to each nonemployee director may not exceed $600,000, or $800,000 with respect to the Chairman of the Board. For this purpose, the Committee determines fair value under applicable financial accounting standards.

Limited Term. The Amended 2017 Plan terminates ten (10) years from the date it is approved by the Company’s shareholders.

Broad Eligibility. Management believes approximately 18,000 employees would currently be eligible to participate and receive awards under the Amended 2017 Plan, including eight executive officers and seven non-employee Directors, as designated by the Committee. The Amended 2017 Plan also permits awards to consultants or advisors providing services to the Company and its subsidiaries, subject to certain limitations, though the Company has historically only granted awards to employees and non-employee Directors.

Change in Control. The Amended 2017 Plan provides that, upon a Change in Control, the outstanding awards will vest and be settled as set forth in the Amended 2017 Plan or as otherwise provided in the award agreement. Unless the Awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, Performance-based awards will vest based on actual performance, to the extent determinable, through the date immediately prior to the date of the change in control (with performance goals adjusted to reflect the truncated performance period and payable without proration), or as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever is greater.

New Plan Benefits and Awards Outstanding Under 2017 Plan

We are not proposing any change to the types of benefits any individual may receive under the Amended 2017 Plan. No outstanding awards are subject to shareholder approval of this proposed amendment.  If the Amended 2017 Plan is approved by shareholders, awards will be granted at the discretion of the Committee. Accordingly, future benefits under the Amended 2017 Plan are not determinable.

Outstanding Equity Grants under 2017 Plan and Prior Plans

For information regarding our prior equity plans, as well as outstanding grants under the 2017 Plan and the prior equity plans, please see “Compensation Discussion & Analysis” and “Option Exercises & Year-End Option Value Tables” beginning on page 28. As noted above, the 2017 Plan provides for a variety of different types of equity and cash awards that may be granted. While the 2017 Plan provides for the ability to grant options, there are no outstanding stock options under the 2017 Plan.

Notice of Annual Meeting & Proxy Statement | 35

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2019 regarding compensation plans under which equity securities of the Company are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options & Rights (1)	Weighted-Average Exercise Price of Outstanding Options & Rights (2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity Compensation Plans Approved by Security Holders	7,871,918	$48.85	3,902,445
Equity Compensation Plans Not Approved by Security Holders	–	–	–
Total	7,871,918	$48.85	3,902,445

(1)	Represents shares issuable upon exercise of outstanding stock options, vesting of outstanding restricted stock units and performance stock units that will vest if target levels are achieved.
(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(3)	Includes 3,158,034 available for issuance under the employee stock purchase plans and 744,411 available for future grants of equity awards under the Omnibus Incentive Plan.

Certain U.S. Federal Income Tax Consequences

Subject to more detail contained in Appendix A, the following is a brief description of the Federal income tax treatment that will generally apply to options granted under the Amended 2017 Plan based on current Federal income tax rules.

When the Committee grants an incentive stock option and when the optionee exercises an incentive stock option and acquires Common Stock, the optionee realizes no taxable income. However, the difference between the fair market value of the shares upon exercise and the exercise price (the spread) is an item of tax preference subject to the possible application of the alternative minimum tax.

If the optionee disposes of the stock before two years from grant or one year from the exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the difference between the fair market value of the stock at exercise and the exercise price (the spread) or (ii) the difference, if any, between the sale price and the exercise price. If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation, subject to the limits imposed by Code Section 162(m). If one- and two-year holding periods are satisfied, any gain or loss realized when the shares are sold will be treated as a capital gain or loss, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the optionee realizes no taxable income and the Company can claim no deduction. Upon exercise of a nonqualified stock option, the optionee realizes ordinary income to the extent of the spread, and the Company can claim a tax deduction for the same amount, subject to the limits imposed by Code Section 162(m).

✓	The Board of Directors recommends a vote FOR this proposal.

36 | Expeditors International of Washington, Inc.

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending the approval of the appointment of KPMG LLP as registered independent public accountants for the Company to audit the consolidated financial statements for 2020. If shareholders do not approve, the Audit Committee will reconsider the appointment.

Relationship with Independent Registered Public Accounting Firm

KPMG provided the following audit and other services during 2019 and 2018:

	2019	2018
Audit Fees	$2,835,000	$2,749,000

Includes fees associated with the annual integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits of foreign subsidiaries, and a registration statement.

Audit-Related Fees	12,000	17,000	Includes fees for attestation reports for international subsidiaries.
Tax Fees	32,000	201,000	Includes fees for tax advice and compliance. No fees were paid to KPMG in either year for tax planning.
All Other Fees	–	–
Total Fees	$2,879,000	$2,967,000

The Audit Committee has established a policy that prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit-related or other services pre-approved by the Audit Committee. In all cases, the Audit Committee approved 100% of the services provided in advance to determine whether they would be compatible with maintaining KPMG’s independence.

The Audit Committee also reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services), which KPMG is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by KPMG on the firm’s independence in performing its audit and audit-related services.

The Audit Committee and the Company’s Board of Directors believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. The Company has been advised by KPMG that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

✓	The Board of Directors recommends a vote FOR this proposal.

Notice of Annual Meeting & Proxy Statement | 37

AUDIT COMMITTEE REPORT

The Audit Committee is dedicated to overseeing all accounting and financial reporting processes, including underlying internal controls, audits, and the transparency of disclosures in the Company’s financial reports. The Audit Committee Charter is available on our website at https://investor.expeditors.com.

Audit Committee

All members are independent under Exchange Act and NASDAQ rules. The Board has determined that Messrs. McCune and Carlile qualify as "audit committee financial expert" as defined under applicable SEC rules.

Key Responsibilities:

•	Maintain oversight of financial accounting and reporting and underlying internal controls
•	Assist the Board in discharging its fiduciary responsibilities and the adequacy of disclosures to shareholders and to the public
•	Maintain oversight responsibility for the Company’s independent registered public accounting firm
•	Assure the independence of the Company’s independent registered public accounting firm
•	Meet with the Company’s internal audit staff and members of the independent registered public accounting firm to review auditing plans, scopes and findings
•	Facilitate open communication among Directors, the Company’s independent registered public accounting firm, internal auditors and management
•	Oversee enterprise risks assigned to the Committee by the Board

2019 Committee Highlights

The Audit Committee met four times in 2019. The following are some highlights and ongoing projects from the Committee’s work in 2019:

•	Continued oversight of the development and implementation of the Company’s new accounting system
•	Monitoring management’s implementation of the new lease accounting standard, effective for the Company as of January 1, 2019
•	Continued oversight of the Company’s implementation of the Tax Cuts and Jobs Act (the "Act") and related interpretations

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2019, the matters required to be discussed under the rules adopted by the PCAOB and the Securities Exchange Commission (“SEC”), as well as critical audit matters. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the auditor’s independence from the Company and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee:

Richard McCune, Chair

Robert Carlile

James DuBois

Diane Gulyas (1)

Alain Monié

(1)	Ms. Gulyas joined the Audit Committee on February 17, 2020.

38 | Expeditors International of Washington, Inc.

SHAREHOLDER PROPOSAL

PROPOSAL NO. 5: NYC COMPTROLLER PROPOSAL

The Comptroller of the City of New York has given formal notice that he will introduce the following resolution and supporting statement at the 2020 Annual Meeting of Shareholders:

Resolved, Shareholders request that the Board of Directors of Expeditors International of Washington, Inc. ("Expeditors International") adopt a policy for improving board and top management diversity (the "Policy") requiring that the initial lists of candidates from which new management-supported director nominees and chief executive officers ("CEOs") recruited from outside the company are chosen by the board or relevant committee (each, an "Initial List") should include qualified female and racially/ethnically diverse candidates. The Policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.

Supporting Statement

Expeditors International appears to have no people of color among its directors and CEO.

A growing body of empirical research indicates a significant positive relationship between firm value and the percentage of women and minorities in leadership. A 2012 Credit Suisse Research Institute study found that companies with one or more women directors delivered higher average returns on equity, better average growth and higher price/book value multiples.1 A 2015 McKinsey study found that corporate leadership in the top quartile for racial and ethnic diversity were 35 percent more likely to have financial returns above their national industry median.2

Adopting a policy that requires consideration of women and minority candidates for every open director seat and external CEO search would assist the board in developing a diverse board and executive team. According to a 2016 Harvard Business Review study, including more than one woman or member of a racial minority in a finalist pool helps combat unconscious bias among interviewers and increases the likelihood of a diverse hire.3 We believe that all of our portfolio companies should have a robust diversity search policy in place to institutionalize the board's commitment to achieving and maintaining racial and gender diversity over the long term, including beyond the terms of the incumbent directors and CEO.

The proposed rule resembles the Rooney Rule in the National Football League (NFL), which requires teams to interview minority candidates for head coaching and senior football operations openings and was recently expanded to include general manager jobs and equivalent front office positions. It does not dictate who should be hired, but instead widens the talent pool and requires a diverse set of candidates for consideration. While corporate boards may face differing circumstances, it is difficult to ignore the positive impact of the Rooney Rule on diversity. In the twelve years before the Rule was implemented, the NFL had four minority head coaches and one minority general manager. Twelve years after, the NFL had sixteen minority head coaches and eight minority general managers.4

The Policy described in this Proposal would apply to only those CEO searches that consider candidates from outside Expeditors International. We do not intend for the Policy to be a substitute for robust internal succession planning, and we encourage Expeditors International to maintain and disclose a process for fostering a diverse talent pipeline for executive management.

We urge shareholders to vote for this Proposal.

1 https://www.credit-suisse.com/articles/news-and-expertise/2012/07/en/does-gender-diversityimprove-performance.html

2 http://www.diversitas.co.nz/Portals/25/Docs/Diversity%20Matters.pdf

3 https://hbr.org/2016/04/if-there-only-your-candidiate-pool-theres-statisticallu-no-chance-shellbe-hired

4 https://www.sec.gov/comments/s7-06-l6/s70616-293.pdf

Notice of Annual Meeting & Proxy Statement | 39

Company Statement

We firmly believe in the value of diversity within our Board and the company as a whole. We also believe, however, that this particular proposal unnecessarily and simplistically restricts the way in which we achieve our diversity objectives.

As it relates to CEO succession, the Board sees its responsibility for CEO selection as its top priority, contributing significantly to the Company’s long term sustainability. At Expeditors, the CEO leads a highly diverse workforce of 18,000 employees on six continents in over 60 countries. The majority of the Company’s 176 district offices are staffed and led by a knowledgeable, local and intrinsically diverse workforce. The Board oversees a robust talent development program of this global workforce, so that the Company creates a deep bench of senior leaders, from which the Board seeks to select the CEO. Like many healthy firms with a strong talent development focus, the Board believes that developing future CEOs from within, strengthens the performance of the Company.

As it relates to Board succession, the Board draws from its Governance Principles and Policy on Director Nominations. These documents are clear that a Director candidate’s contribution to diversity is a significant selection criterion. In our 2019 Proxy Statement, we cite that in evaluating Board nominees, we take into account “personal diversity, including gender and ethnicity,” among the various selection criteria.

In sum, the principles and practices in place at the Company for both CEO and board succession do comprehensively address diversity (cognitive, gender, ethnic and more) and the Board believes they would not be strengthened by the narrower, prescriptive and more selective approach requested in this proposal.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 5 – NYC Comptroller Proposal.

X	The Board of Directors recommends a vote AGAINST this proposal.

40 | Expeditors International of Washington, Inc.

OTHER INFORMATION

Majority Vote Standard for Director Elections

The Company’s Bylaws require that in an uncontested election each Director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a Director’s election exceeds the number of votes cast “against” that Director. A share that is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction, shall not be considered a vote cast.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent Director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover Director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that Director; (b) the date on which the Board of Directors appoints an individual to fill the position held by that Director; or (c) the date of the Director’s resignation. Under the Company’s resignation policy, any Director who does not receive a majority vote in an uncontested election will resign immediately.

The Board may fill any vacancy resulting from the non-election of a Director as provided in the Company’s Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the position of a nominee who fails to receive a majority vote in an uncontested election and may make a recommendation to the Board of Directors about filling the position. The Board will act on the Committee’s recommendation and, within 90 days after the certification of the shareholder vote, will disclose publicly its decision. Except as provided in the next sentence, no Director who fails to receive a majority vote for election will participate in the Committee recommendation or Board decision about filling his or her office. If no Director receives a majority vote in an uncontested election, then the incumbent Directors: (a) will nominate a slate of Directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (b) may in the interim fill one or more positions with the same Director(s) who will continue in office until their successors are elected.

2019 CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of Jeffrey S. Musser, President and Chief Executive Officer (the “CEO”).

For the year ended December 31, 2019, the annual total compensation of the estimated median employee (other than our CEO) was $45,108 and the annual total compensation of Mr. Musser was $6,424,455. Based on this information, the ratio of the annual total CEO compensation to the annual total compensation of the estimated median employee was 142 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, geographic distribution of employees, and mix of salaried vs. hourly employees and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology we used in 2017 was as follows:

i.	We determined our employee population (including full-time and part-time), less employees from 11 countries, as allowed by the pay ratio rules of Item 402(u).
ii.

We used a consistently applied compensation measure, which included base salary, overtime, bonus, commission, and other compensation recorded in our payroll records and annualized the cash compensation recorded in our payroll systems of active employees on December 31, 2017.

iii.	For purposes of identifying the median employee, we utilized foreign exchange rates as of December 31, 2017.

Other Business

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

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Certain Relationships & Related Transactions

The following section describes, since the beginning of the year ended December 31, 2019, (a) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a Director, a Director nominee, an executive officer, any immediate family member of a director, director nominee or executive officer, a security holder known to own more than 5% of the Company’s Common Stock or any immediate family member of the security holder had, or will have, a direct or indirect material interest or (b) certain business relationships that existed between the Company and Directors or director nominees, or between the Company and entities affiliated with such Directors or Director nominees. The Company’s written policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approve or ratify such transaction).

Glenn M. Alger, a Director, and Eugene K. Alger, an NEO, are brothers, and their compensation is described elsewhere in this proxy statement. Alain Monié is the Chief Executive Officer of Ingram Micro Inc., which is a customer of the Company. In 2019, the Company invoiced Ingram Micro Inc. approximately $10 million for services rendered in the ordinary course of business. Kurt Sabor is the son-in-law of Richard H. Rostan, President, Global Geographies and Operations. Kurt Sabor is a Transcon Manager in the Chicago office and earned total compensation of $289,180 in 2019, including a RSU grant with a fair market value of $25,144. Nichole Purfeerst is the sister-in-law of Christopher J. McClincy, Chief Information Officer. Nichole Purfeerst is a Senior Manager in the corporate office and earned total compensation of $148,385, including a RSU grant with a fair value of $25,144.

Voting Procedures

Only shareholders of record at the close of business on March 10, 2020 (the “Record Date”) will be entitled to notice of and to vote at the meeting. On or about March 24, 2020, the Company will mail to shareholders either: (a) a notice of Internet availability of proxy materials, which will indicate how to access the proxy materials on the Internet, or (b) a copy of the Proxy Statement, a form of proxy and an Annual Report.

You may instruct the proxies to vote ‘‘FOR’’ or ‘‘AGAINST’’ each proposal, or you may instruct the proxies to ‘‘ABSTAIN’’ from voting. Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the eight director nominees and one vote on each other proposal. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted in accordance with the Board’s recommendations.

Whether or not you plan to attend the meeting in person, please submit your vote and proxy by telephone, by mail or by Internet in accordance with the instructions on your proxy card or voting instruction form. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

Abstentions are counted for quorum purposes. If you return a signed proxy card/voting instruction form to allow your shares to be represented at the Annual Meeting, but do not indicate how your shares should be voted on one or more proposals listed above, then the proxies will vote your shares as the Board of Directors recommends on those proposals.

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors, the non-binding vote approving compensation of NEO, approval of amendments to the 2017 Omnibus Incentive Plan, and one shareholder proposal. If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will only have discretion to vote any uninstructed shares on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm.

42 | Expeditors International of Washington, Inc.

Voting Securities

The only outstanding voting securities of the Company are shares of Common Stock. As of the Record Date, there were 167,988,835 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

Under Washington law and the Company’s Bylaws, all proposals to be addressed at the Annual Meeting of Shareholders, including the election of each Director, will be approved if the votes cast by voters physically present at the Annual Meeting or represented by proxy in favor of the proposal or Director exceed the votes cast against such proposal or Director, as applicable. Abstentions and, except for Proposal 4, broker non-votes will not be counted either in favor of or against such proposals or the election of such Directors and, therefore, will have no effect on the outcomes of such proposals or the election of such Directors. For Proposal 4, the ratification of the appointment of KPMG as the Company's independent registered public accounting firm, brokers will have the discretion to vote uninstructed shares.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted on. Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company. The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 10, 2020, was $69.95 per share.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company; none will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of D.F. King & Co., Inc. a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, email, telephone, facsimile or messenger.

The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

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Deadlines for Shareholder Proposals for the 2021 Annual Meeting of Shareholders

Pursuant to Rule 14a-8 under the Exchange Act, certain shareholder proposals may be eligible for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders. In order to be eligible for inclusion, such proposals must be received by the Secretary at the Company’s principal executive offices no later than November 24, 2020. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored materials.

The Company’s Bylaws provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the 2021 Annual Meeting of Shareholders or to nominate a candidate for election to the Board of Directors at the 2021 Annual Meeting of Shareholders (other than a proxy access candidate) must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices between the close of business on January 5, 2021 through the close of business on February 4, 2021. In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 4, 2021, notice of the proposal or nomination must be delivered to the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to the date of the Annual Meeting and not later than the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the Annual Meeting, the 10th day following the day on which the Company first makes a public announcement of the date of the meeting. The shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. The Company will not consider any proposal or nomination that does not meet the Company’s bylaw requirements or SEC requirements for submitting a proposal or nomination. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the 2021 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter presented at the meeting if the Company has not received notice of the matter by the dates required under the Company’s Bylaws, as described above, and in certain other instances specified in that rule.

An eligible shareholder seeking to nominate a proxy access candidate for election to the Board of Directors at the 2021 Annual Meeting of Shareholders must deliver notice of the nomination to the Secretary at the Company’s principal executive offices between the close of business on October 27, 2020 through the close of business on November 26, 2020.

A shareholder seeking to recommend a nominee to the Nominating and Corporate Governance Committee for election to the Board of Directors at the 2021 Annual Meeting of Shareholders must deliver notice of the nomination to the Secretary at the Company’s principal executive offices by November 24, 2020.

Householding

To reduce the expenses of delivering duplicate materials, we are taking advantage of the Securities and Exchange Commission’s “householding” rules, which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one set of materials, you may request a separate copy at no cost to you by contacting your broker, if you hold shares in a brokerage account. Alternatively, you may call Broadridge Financial Solutions at 1-866-540-7095 or write to Benjamin G. Clark, Senior Vice President and Corporate Secretary, 1015 Third Avenue, Seattle, Washington 98104. For future Annual Meetings you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by contacting one of the parties listed above.

44 | Expeditors International of Washington, Inc.

APPENDIX A

SUMMARY OF THE AMENDED 2017 OMNIBUS INCENTIVE PLAN

The material features of the Expeditors International of Washington, Inc. Amended and Restated Omnibus Incentive Plan (the “Amended 2017 Plan”) are summarized below, which is qualified in its entirety by reference to the text of the Amended 2017 Plan. A copy of the Amended 2017 Plan is attached as Appendix B to this Proxy Statement.

KEY TERMS OF THE AMENDED 2017 PLAN

Plan Term:	Ten years from the date of shareholder approval

Eligible Participants:	Our employees, officers, non-employee Directors, and, subject to certain limitations, consultants or advisors providing services to the Company and its subsidiaries, as designated by the Committee.

Shares Authorized:	5.5 million shares, subject to adjustment to reflect stock splits and similar changes in capitalization as discussed below. There are no evergreen provisions.

Award Types:	Stock options Stock appreciation rights (“SARs”) Restricted stock Restricted stock units (“RSU”) Performance awards Dividend equivalents Cash awards Other stock- and cash-based awards

Administrator:	The Compensation Committee (the “Committee”)

Stock Options

The holder of a stock option ("option") will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The exercise price per share is the purchase price for each share of common stock that may be purchased pursuant to the option. Options may be designated as “incentive stock options,” which are intended to meet the requirements of Section 422 of the Code, or as “non-qualified stock options,” which are not intended to meet the requirements of Section 422. The aggregate number of shares that may be issued as incentive stock options qualified under Code Section 422 is 2,500,000 shares.  Options will vest and become exercisable in accordance with the vesting schedule established by the Committee of the Board and set forth in an award agreement. Under the Amended 2017 Plan, the exercise price of stock options must be not less than 100% of the fair market value of the stock on the date of grant (unless granted in substitution for an option previously granted by an acquired or merged entity). Notwithstanding the foregoing, an incentive stock option granted to an eligible person who owns directly or indirectly more than 10% of our common stock will have an exercise price of not less than 110% of the fair market value of our common stock on the date of grant. The Amended 2017 Plan sets ten (10) years as the maximum term for stock options; however an incentive stock option granted to an eligible person who owns directly or indirectly more than 10% of our common stock will have a maximum term of five (5) years).

Notice of Annual Meeting & Proxy Statement | A-1

SARs

The holder of a SAR will be entitled to receive the excess of the fair market value of one share of our common stock on the date the SAR is exercised over the grant price of the SAR. The Committee has the ability to determine the dates of exercise, methods of settlement and any other terms and conditions of the SARs. SARs will vest and become exercisable in accordance with the vesting schedule established by the Committee and set forth in the award agreement. The grant price of a SAR will be determined by the Committee, and may not be less than 100% of the fair market value of one share of our common stock on the date the SAR is granted (unless granted in substitution for a SAR previously granted by an acquired or merged entity). In its discretion, the Committee may impose conditions or restrictions on the exercise of any SAR. The Amended 2017 Plan sets ten (10) years as the maximum term for SARs.

Restricted Stock and Restricted Stock Units

Restricted Stock. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee in its discretion for a specified time period determined by the Committee. The restrictions may include limitations on the right to vote or receive dividends with respect to the shares subject to the restricted stock award, and other restrictions as determined by the Committee. The restrictions may lapse or be waived separately or collectively at such time or times, in installments or otherwise, as determined by the Committee and set forth in the award agreement. After the restrictions have lapsed, a holder of restricted stock will have all of the rights of a shareholder of our common stock with respect to the shares that have become unrestricted. If a holder’s employment or service with the Company terminates during the applicable restriction period, the restricted stock will be forfeited, unless the Committee determines otherwise, or as otherwise provided in the award agreement.

Restricted Stock Units. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive cash, shares of our common stock or a combination thereof following the lapse or waiver of such restrictions at such time as determined by the Committee or set forth in the award agreement. If a holder’s employment or service with the Company terminates during the applicable restriction period, the restricted stock units will be forfeited, unless the Committee determines otherwise, or as otherwise provided in the award agreement.

Performance Awards

The Committee may grant performance awards payable in cash, shares of common stock, or other awards, securities or property, upon the achievement of specified performance goals during a specified period of time as established by the Committee.  The performance goals that must be met, the length of any performance period, the amounts to be paid if the performance goals are met, the certification of the achievement of the performance goals, and any other terms or conditions of each performance award will be determined by the Committee. Prior to enactment of the Tax Cut and Jobs Act in 2017 (“TCJA”) some performance awards were structured to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and certain provisions in the Amended 2017 Plan are applicable only to such awards.

Dividend Equivalents

The Committee may grant dividend equivalents payable in cash, shares of common stock or other awards, securities or property, as determined in the discretion of the Committee, equivalent to the amount of cash dividends paid by us to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Amended 2017 Plan, the terms and conditions of each dividend equivalents will be determined by the Committee. However, in no case will dividend equivalents (i) be granted in connection to option or SAR grants or (ii) be paid in connection to restricted stock, restricted stock units, performance awards or other awards prior to the vesting conditions and restrictions being satisfied.

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Other Stock-Based Awards

The committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including securities convertible into shares of our common stock), in compliance with applicable law. The Committee will determine the terms and conditions of any such awards.

Qualified Performance-Based Compensation; Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to covered employees (generally the chief executive officer and certain other of the most highly compensated executive officers whose compensation must be disclosed pursuant to rules and regulations under the Securities Exchange Act of 1934) exceeding $1 million in any taxable year.  Prior to enactment of the TCJA there was an exception to this limit for “qualified performance-based compensation” as then defined under Code Section 162(m).  The TCJA eliminated the qualified performance-based compensation exception going forward for U.S. income tax purposes, except for limited transition relief applicable only to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 that is not materially modified thereafter.  Accordingly, the Amended 2017 Plan contains certain provisions applicable only with respect to such qualified performance-based compensation awards.

Award Limitations

Certain annual limits apply to awards that were granted and effective on or before November 2, 2017 and that were intended to be treated as qualified performance-based compensation under Code Section 162(m) (“Grandfathered 162(m) Qualified Performance-based Compensation Awards”).  The following are the annual limits which are applicable to Grandfathered 162(m) Qualified Performance-based Compensation Awards under the Amended 2017 Plan:

•	The maximum aggregate number of shares that may be subject to options or SARs and granted to any Participant in any calendar year may not exceed 300,000 Shares.
•	The maximum aggregate number of shares that may be subject to Awards and granted to any Participant in any calendar year may not exceed 300,000 Shares.
•

The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award that is payable or denominated in cash may not exceed $6,000,000 determined as of the date of payout.

The foregoing limitations apply only to Grandfathered Performance-based Compensation Awards.  The Committee may grant such Awards in excess of the foregoing annual limits.

Non-Employee Directors. The Amended 2017 Plan generally provides that “fair value” of annual equity awards granted to each nonemployee director may not exceed $600,000, or $800,000 with respect to the Chairman of the Board. For this purpose, the Committee determines fair value under applicable financial accounting standards.

Limits on Transfer

No right or interest of a participant in any unexercised or restricted award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such participant. No unexercised or restricted award shall be assignable or transferable by a participant other than by will or the laws of descent and distribution.

Treatment of Awards upon Certain Events

Termination of a Participant’s Continuous Service

The applicable award agreement or specific provisions of the plan document governing an award will specify the treatment of such award upon the termination of a participant’s employment.

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Change in Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;
•	all time-based vesting restrictions on outstanding awards will lapse and will be settled in cash, shares of common stock or a combination thereof; and
•

performance-based awards will vest based on actual performance, to the extent determinable, through the date immediately prior to the date of the change in control (with performance goals adjusted to reflect the truncated performance period and payable without proration), or as if target performance was achieved, prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever is greater.

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is involuntarily terminated, other than due to death, disability or Cause, or a voluntary termination occurs with good reason (a “Qualifying Termination”), then:

•	all of that participant’s outstanding options and SARs will become fully exercisable;
•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
•

performance-based awards will vest based on actual performance, to the extent determinable, through the date immediately prior to the date of the Qualifying Termination (with performance goals adjusted to reflect the truncated performance period and payable without proration), or as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Qualifying Termination, whichever is greater.

Other Reasons

The Committee may, in its sole discretion determine that, upon a participant’s termination of service for any reason or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Committee may discriminate among participants and among awards in exercising this discretion.

Adjustments

In the event of an extraordinary dividend or other distribution (whether in the form of cash, shares, other securities or other property), stock split or a combination or consolidation of the outstanding shares into a lesser number of shares, the authorization limits and number of shares subject to awards would adjust proportionately without any change in the aggregate purchase price for the award.

In the event of a merger, reorganization or reclassification or similar event, then the Committee may make equitable adjustments to the authorization limits under the Amended 2017 Plan and to the shares underlying Award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2017 Plan, subject to the limits of the Amended 2017 Plan.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Amended 2017 Plan at any time, provided that shareholder approval will be required to:

•	implement any amendment required to be approved by stockholders under the NASDAQ rules;
•	increase the number of shares that may be issued under the Amended 2017 Plan, or the number of value of subject to limits set forth in the Amended 2017 Plan;
•	permit repricing of options or SARs;
•	grant stock options or SARs at less than the market value; or
•	increase the maximum term permitted for options and SARs.

The Committee may amend, alter, suspend, discontinue or terminate an outstanding award without approval of the participant, provided however, no termination, amendment or modification of the Amended 2017 Plan will adversely affect any award previously made under the Amended 2017 Plan, without the consent of the affected participant.

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Certain U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under Amended 2017 Plan based on current Federal income tax rules.

Options and SARs. Incentive stock options are options which under certain circumstances and subject to certain tax restrictions, have special tax benefits for employees under the Code. Nonqualified stock options are options which do not receive such special tax treatment.

When the Committee grants an incentive stock option and when the optionee exercises an incentive stock option and acquires Common Stock, the optionee realizes no taxable income. However, the difference between the fair market value of the shares upon exercise and the exercise price (the spread) is an item of tax preference subject to the possible application of the alternative minimum tax.

If the optionee disposes of the stock before two years from grant or one year from the exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the difference between the fair market value of the stock at exercise and the exercise price (the spread) or (ii) the difference, if any, between the sale price and the exercise price. If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation, subject to the limitations imposed by Code Section 162(m). If one- and two-year holding periods are satisfied, any gain or loss realized when the shares are sold will be treated as a capital gain or loss, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the optionee realizes no taxable income and the Company can claim no deduction. Upon exercise of a nonqualified stock option, the optionee realizes ordinary income to the extent of the spread, and the Company can claim a tax deduction for the same amount, subject to the limitations imposed by Code Section 162(m).

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of grant and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion, subject to the limitations imposed by Code Section 162(m).

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable on the date or payment event, as specified in the applicable award agreement.  We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income, subject to the limitations imposed by Code Section 162(m). For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the Amended 2017 Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount, subject to the limitations imposed by Code Section 162(m).

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Special Rules: Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, in limited circumstances unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an option or maturity of a deferred award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise or maturity. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m): Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to “covered employees” – generally the chief executive officer and certain other of the most highly compensated executive officers whose compensation must be disclosed pursuant to rules and regulations under the Securities Exchange Act of 1934.   However, prior to the enactment of the TCJA in late 2017 there was an exception for “qualified performance-based compensation”, which was not subject to the $1,000,000 deduction limit. The 2017 Plan was structured to permit awards to comply with Internal Revenue Code Section 162(m) requirements for qualified performance-based compensation.  The Amended 2017 Plan retains eligibility for such exemption from the annual deduction limit for awards granted prior to the effective date of the TCJA that are Grandfathered 162(m) Qualified Performance-based Compensation Awards. Awards granted after November 2, 2017 will be subject to the annual deduction limit under Code Section 162(m).

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APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2017 OMNIBUS INCENTIVE PLAN
TABLE OF CONTENTS

Notice of Annual Meeting & Proxy Statement | B-1

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Section 1.Purpose; Effective Date

(a)	Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

(b)	Effective Date

The Expeditors International of Washington, Inc. 2017 Omnibus Incentive Plan (prior to amendment, the “Initial Plan”) was initially approved by the Board and became effective on May 2, 2017, the date of approval by the company’s stockholders at the 2017 annual meeting of stockholders (the “Initial Effective Date”).  The Plan was amended by the Board on February 17, 2020 to increase the maximum number of Shares available for grant under the Plan and to effect certain tax related amendments.  The amendments to the Initial Plan will become effective on the date on which the amendments to the Initial Plan are approved by the Company’s stockholders at the Company’ 2020 annual meeting of stockholders (the “Amended Effective Date”).

Section 2.Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, as determined by the Committee.

(b)“Amended Effective Date” has the meaning set forth in Section 1(b).

(c)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award (including Performance-Based Compensation), Dividend Equivalent, Stock Award, Other Stock-Based Award or Cash Award granted under the Plan.

(d)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 11(b).

(e)“Board” shall mean the Board of Directors of the Company.

(f)“Cash Award” shall mean any right granted under Section 6(i) of the Plan

(g)“Cause” shall mean:

(i)the continued failure by a Participant to substantially perform Participant’s duties with the Company or any Affiliate (other than any such failure resulting from the Participant’s Disability) after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis;

(ii)gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates; or

(iii)Participant’s conviction of a felony.

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(h)“Change in Control” shall mean any one of the following:

(i)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:  (A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company; (B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; (C) or any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities.  If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(ii)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board for any reason other than death, retirement or disability of one or more Continuing Directors.

(iii)The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities, or (ii) at least 60% of the directors of the surviving or acquiring entity (or its Parent) are Continuing Directors.

(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(h) unless the event also constitutes a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.  Further, an Award Agreement may provide that the definition of Change in Control shall be limited to events described in this Section 2(h) that also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined under Section 409A, or an Award Agreement may explicitly provide a different definition of Change in Control in which case the definition in the Award Agreement will govern.

(i)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j)“Committee” shall mean the Compensation Committee of the Board or any such other committee designated by the Board to administer the Plan.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, an “outside director” to the extent required by and within the meaning of Section 162(m) with respect to Grandfathered 162(m) Awards, and an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, including the requirements under Nasdaq Rule 5605(d) for compensation committee members.

(k)“Company” shall mean Expeditors International of Washington, Inc., a Washington corporation, or any successor corporation.

(l)“Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding for purposes of this clause (B) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or actual or threatened solicitation of proxies by or on behalf of a Person other than the Board.

(m)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, statutory share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

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(n)“Covered Employee” shall mean for any taxable year of the Company in which a Grandfathered 162(m) Award was granted, an Eligible Person who was, or who the Committee reasonably expects may become, a “covered employee” within the meaning of Section 162(m).

(o)“Date of Grant” shall mean the date on which the Committee approves the grant of an award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(p)“Director” shall mean a member of the Board.

(q)“Disability” shall mean (except as otherwise provided in an Award Agreement) qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.

(r)“Dividend Equivalent” shall mean any right granted under Section 6(f) of the Plan.

(s) “Eligible Person” shall mean any employee, officer, non-employee Director, consultant or advisor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended. Notwithstanding the foregoing, a consultant or advisor is considered an Eligible Person only if (i) they are natural persons, (ii) they provide bonafide services to the Company and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(t)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(u)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(v)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, the Fair Market Value of one Share as of a given date shall mean (a) if the Shares are readily tradable on an established securities market (as determined under Section 409A), the price of one Share shall be the closing sales price for a Share on the principal securities market on which it trades on the day immediately preceding the date for which the fair market value is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in the Wall Street Journal or comparable reporting service; or (b) if the Shares are not readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, as a result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.

(w)“Full Value Award” shall mean an Award other than an Option or Stock Appreciation Right.

(x)“Good Reason” shall have the meaning ascribed to it in the applicable Award Agreement.

(y)“Grandfathered 162(m) Award” means an Award granted to a Covered Employee pursuant to an Award Agreement that constitutes a “written binding contract” (within the meaning of the TCJA) in effect on November 2, 2017, that is intended to be Qualified Performance Based Compensation.  Grandfathered 162(m) Awards are eligible for an exception under Section 162(m) of the Code, which predates the TCJA changes to Section 162(m). Any Awards that do not qualify as Grandfathered 162(m) Awards are not eligible for such exception.

(z)“Incentive Stock Option” shall mean an option granted under Section 6(a)(iv) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(aa)“Initial Effective Date” has the meaning set forth in Section 1(b).

(ab)“Initial Plan” has the meaning set forth in Section 1(b).

(ac)“Nonemployee Director” shall mean a Director who is not an employee of the Company or any Affiliate.

(ad)“Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

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(ae)Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares of the Company.

(af)“Other Stock-Based Award” shall mean any right granted under Section 6(h) of the Plan.

(ag)“Participant” shall mean an Eligible Person who is granted an Award under the Plan, provided, however, that with respect to an Award to an Eligible Person to whom an offer of employment or engagement with the Company or an Affiliate has been extended, the Award will become effective, and the Eligible Person will become a Participant, only upon such Eligible Person’s commencement of employment or service with the Company or an Affiliate.

(ah)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(ai)“Performance Goals” shall mean, for purposes of Section 6(e)(i) of the Plan to the extent necessary for Grandfathered 162(m) Awards, performance goals based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:  (a) revenues (net or gross); (b) profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit or other corporate profit measures); (c) earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted), book value per share or other corporate earnings measures); (d) income (including net income (before or after taxes), operating income or other corporate income measures); (e) cash (including cash flow, free cash flow or operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures); (f) return measures (including return on assets (gross or net), return on equity, return on investment, return on invested capital, return on operating capital, return on capital employed, return on sales, and cash flow return on assets, capital, investments, equity or sales); (g) operating margin or profit margin; (h) contribution margin (gross or by business unit); (i) market capitalization or total enterprise value, alone or as a multiple of revenue or earnings; (j) price/earnings multiple; (k) stock price or performance; (l) total stockholder return; (m) working capital; (n) sales (including adjustments for commissions); (o) accounts receivable or days sales outstanding; (p) volume growth; (q) expenses (including operating or administrative expense in the absolute or as a percent of revenue, expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures); (r) operating efficiency or productivity measures or ratios; (s) safety measures; (t) dividend payout levels; (u) internal rate of return or increase in net present value; and (v) strategic business criteria consisting of one or more goals regarding, among other things, implementation or completion of critical projects or processes, acquisitions and divestitures, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, and agency ratings of financial strength.

(aj)“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(ak)“Plan” shall mean this Expeditors International of Washington, Inc. 2017 Omnibus Incentive Plan, as amended from time to time.

(al)“Qualified Performance-Based Compensation” means an Award to a Covered Employee that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treas.  Reg.  Section 1.162-27(e).

(am)“Qualifying Termination” means an involuntary termination of employment, other than due to death, disability or Cause, or a voluntary termination with Good Reason

(an)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(ao)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(ap)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aq)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(ar)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and Treasury Regulations and other applicable guidance thereunder.

(as)“Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

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(at)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code and applicable regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(au)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(av)“Stock Award” shall mean any Share granted under Section 6(g) of the Plan.

(aw)“Subsidiary” shall mean a “subsidiary corporation”, as defined in Code Section 424(f), of the Company.

(ax)“TCJA” means the Tax Cuts and Jobs Act of 2017.

Section 3.Administration

(a)Power and Authority of the Committee

The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to vesting conditions, the forfeiture of any Award, and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof or in connection with a Change in Control, the Committee shall not, without stockholder approval, (1) reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and exchange for cash or another Award, a replacement grant, or any other means, (2) authorize the Company to repurchase Options for cash from a Participant if the current Fair Market Value of the Shares underlying the Options is lower than the exercise price per share of the Options, or (3) authorize the Company to repurchase Stock Appreciation Rights for cash from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Rights is lower than the grant date per Share of the Stock Appreciation Rights; (vi) accelerate the exercisability of any Award or waive any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)Delegation

The Board may also delegate the Committee’s powers and duties under the Plan to one or more senior executive officers (including a Director who is also a senior executive officer of the Company) or another committee of Directors, subject to such terms, conditions and limitations as the Board may establish in its sole discretion; provided, however, that the Board shall not delegate the Committee’s powers and duties under the Plan to a senior executive officer (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, or (ii) in such manner as would cause the Plan not to comply with the requirements of Section 162(m) with respect to Grandfathered 162(m) Awards.  The Committee shall be permitted to delegate responsibility for performing certain ministerial functions under the Plan to any appropriate officer or employee of the Company.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the

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foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Board’s or Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(c)Power and Authority of the Board

Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3, Section 162(m) with respect to Grandfathered 162(m) Awards, applicable corporate law or stock exchange listing rules.

(d)Indemnification

To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Board or the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.  The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.Shares Available for Awards

(a)Shares Available

Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be increased from 2,500,000 Shares to 5,500,000 Shares.  The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards granted under the Plan in accordance with the Share counting rules described in Section 4(b) below.

Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and which constitute authorized but unissued shares.

(b)Counting Shares

For purposes of this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the Date of Grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.  Where the number of Shares subject to an Award is variable on the Date of Grant, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.  Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(i)Shares Added Back to Reserve

Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including Shares covered by an Award that is settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)Shares Not Added Back to Reserve

Notwithstanding anything to the contrary contained in this Section 4, including Section 4(b)(i) above, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and will not be available for future grants of Awards under the Plan:  (A) Shares tendered by a Participant or withheld by the Company in payment of

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the exercise price of an Option under the Plan; (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under the Plan; (C) Shares subject to a Stock Appreciation Right under the Plan that are not issued in connection with the stock settlement on exercise thereof; or (D) Shares purchased on the open market with the cash proceeds from the exercise of Options under the Plan.

(iii)Cash-Only Awards

Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)Substitute Awards Relating to Acquired Entities

Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(v)Effect of Plans Operated by Acquired Companies

If a Company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be  used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan.  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.

(c)Adjustments

In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 4(a) and 4(d) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor.  In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 4(a) and 4(d) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs.  Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award.  Action by the Committee pursuant to this Section 4(c) may include adjustment to any or all of:  (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable.

(d)Award Limitations under the Plan

The 162(m) limitations contained in Section 4(d)(i), (ii) and (iii) apply only to Grandfathered 162(m) Awards.

(i)Section 162(m) Limitation for Options and Stock Appreciation Rights

The maximum aggregate number of Shares that may subject to Options and/or Stock Appreciation Rights that are granted during any calendar year to any Participant shall not exceed 300,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan (for avoidance of the doubt, this limit applies, in the aggregate, to all Awards subject to this paragraph (i)).

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(ii)Section 162(m) Limitation for Full Value Awards Denominated in Shares

The maximum aggregate number of Shares that may be the subject of Full Value Awards intended to be Qualified Performance-Based Compensation that are denominated in Shares or Share equivalents that may be granted to any Participant during any calendar year shall not exceed 300,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan.

(iii)Section 162(m) Limitation on Cash-Based or Cash-Denominated Awards

The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Awards, Cash-Based Awards or any other Awards that are payable or denominated in cash, in each case that are Qualified Performance-Based Compensation, shall be $6,000,000 determined as of the date of payout (for avoidance of doubt, this limit applies in the aggregate, to all forms of Awards subject to this paragraph (iii)).  To the extent that any form of Award subject to this paragraph (iii) is to be settled in Shares, either pursuant to the discretion of the Committee or an election by the applicable Participant, compliance with the limit established by this paragraph (iii) shall be determined by calculating the dollar value of the Shares to be issued in settlement based on the Fair Market Value of such Shares as of the applicable vesting date.

(iv)Limitation on Awards to Nonemployee Directors

Equity-based Awards granted to Nonemployee Directors shall be subject to the following limitations:

(A)Subject to paragraphs (B) below, the maximum aggregate grant date “fair value” of equity-based Awards granted to any Nonemployee Director during any calendar year shall not exceed $600,000, with fair value determined under applicable financial accounting standards (“Annual Nonemployee Director Award Limit”).

(B)The Annual Nonemployee Director Award Limit shall be increased to $800,000 for any Nonemployee Director who serves as Chairman of the Board.

The foregoing limit shall not apply to any Award made pursuant to any election by a Nonemployee Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees that otherwise would be paid in cash.

Section 5.Eligibility

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a Subsidiary.

Section 6.Awards

(a)Options

The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions (including performance-based vesting conditions) not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Type and Exercise Price

The Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, provided, however, the Committee may designate a purchase price below Fair Market Value on the Date of Grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

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(ii)Option Term

The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the Date of Grant.  Notwithstanding the foregoing, the Committee may provide in the terms of an Option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(iii)Time and Method of Exercise

The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.  The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.

(iv)Incentive Stock Options

Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 2,500,000 Shares.

(B)The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(C)All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(D)Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(E)The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(F)Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.  If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Stock Option.

B-10 | Expeditors International of Washington, Inc.

(b)Stock Appreciation Rights

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of the Stock Appreciation Right; provided, however, the Committee may designate a grant price below Fair Market Value on the Date of Grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The term of each Stock Appreciation Right shall be fixed by the Committee but shall not be longer than 10 years from the Date of Grant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right (including performance-based vesting conditions) as it may deem appropriate.

(c)Restricted Stock and Restricted Stock Units

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions (including performance-based vesting conditions) not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Restrictions.

Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f).

(ii)Issuance and Delivery of Shares; Settlement of Restricted Stock Units.

Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, except in the case of a Restricted Stock Unit Award that provides for immediate vesting and payment with respect to such Award, no Shares shall be issued at the time such Awards are granted.  Following the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, settlement of the Award and payment to the Participant shall be made:  (A) in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares, as determined by the Committee or otherwise set forth in the Award Agreement, (B) at such time or times as determined by the Committee or otherwise set forth in the Award Agreement or, if applicable, at the time designated in a Participant’s timely and properly executed deferral election (made in accordance with all requirements of Section 409A), to the extent that the Committee permits such an election with respect to the Restricted Stock Units. If the Restricted Stock Unit is not by its terms exempt from the requirement of Section 409A, then the Award Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Section 409A.

(iii)Forfeiture

Except as otherwise determined by the Committee or as provided in the Award Agreement, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company.

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(d)Performance Awards

The Committee is hereby authorized to grant Performance Awards to Eligible Persons if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award.  Performance Awards may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property.  In connection with any such Award, the Committee shall determine the extent to which the performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned.  Rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f).

(e)Awards of Qualified Performance-Based Compensation

The following provisions apply only to Grandfathered 162(m) Awards.  If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or may likely be, a Covered Employee as of the end of the tax year in which the Company ordinarily would claim a tax deduction in connection with such Award, then the Committee may provide that this Section 6(e) will be applicable to such Award, and such Award shall be considered Qualified Performance-Based Compensation.  With respect to such Performance Awards, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f).  Such Performance Awards shall be conditioned, to the extent required by Section 162(m), solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), including the following requirements:

(i)Such Performance Awards shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, a Business Unit, or a division of the Company, an Affiliate, or a Business Unit, or may be applied to the performance of the Company relative to a market index, a group of other companies, some other external measurement index such as gross domestic product, or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount if and to the extent such discretion is expressly provided in the applicable Award Agreement.

(ii)For each such Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, or, if the performance period is less than one year, on or before the date on which 25% of the performance period has elapsed, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the performance factors.  The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a Performance Measure be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Measure is established) has elapsed.

(iii)Following the close of each performance period and prior to payment of compensation to a Participant with respect to each such Performance Award, the Committee shall certify in writing that the applicable Performance Goals upon which any payment of compensation to a Participant for that performance period are to be based, were, in fact, achieved or satisfied.

(iv)Unless otherwise specified in an Award Agreement and where applicable, all Performance Goals referencing accounting terms shall be interpreted, and all accounting determinations shall be made, in accordance with generally accepted accounting principles.  Each of the Performance Goals shall be subject to certification by the Committee.  The Committee may provide in any Award Agreement evidencing an Award that is intended to constitute Qualified Performance-Based Compensation that any evaluation of performance may include or exclude the effect, if any, on reported financial results of any of the following events that occurs during a performance period:  (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) reorganizations,

B-12 | Expeditors International of Washington, Inc.

(4) acquisitions, (5) divestitures, (6) restructurings, (7) discontinued operations, (8) early extinguishment of debt, gains and losses that are treated under Accounting Standards Codification Topic 225 as unusual in nature or that occur infrequently, (9) severance payments, contract termination and other costs related to exiting certain business activities; (10) changes in tax law, accounting principles or other such laws, rules or provisions affecting reported financial results; and (11) foreign exchange gains and losses.

Nothing contained herein precludes the Committee from granting to Covered Employees Awards (including Awards with performance conditions) that do not qualify for tax deductibility under Section 162(m.

(f)Dividend Equivalents; Dividends

The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  Notwithstanding anything to the contrary herein, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Restricted Stock, Restricted Stock Unit, Performance Award or other Award unless and until all vesting conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied.  An Award Agreement may provide that Dividend Equivalents will continue to be awarded or credited with respect to outstanding Awards of Participants who have terminated employment or service with the Company and its Affiliates until such time as such Awards are settled or paid out pursuant to the terms of the Award Agreement (and any timely deferral election, to the extent permitted).

(g)Stock Awards

The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(h)Other Stock-Based Awards

The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement.  No Award issued under this Section 6(h) shall contain a purchase right or an option-like feature.

(i)Cash Awards

The Committee is hereby authorized to grant to Eligible Persons cash awards that are not denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares.

(j)General Provisions Relating to Awards

(i)Consideration for Awards

Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii)Awards May Be Granted Separately or Together

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

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(iii)Forms of Payment under Awards

Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, or on a deferred basis (consistent with the requirements of Section 409A), in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)Limits on Transfer of Awards

Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.  The Committee may, however, provide in an Award Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order to the extent and in the manner determined by the Committee.  If the Committee permits the transfer of an Award (other than fully vested and unrestricted Shares issued pursuant to any Award) other than by the laws of descent and distribution or pursuant to a domestic relations order, such transfer will be for no value and in accordance with the rules of Form S-8.  The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)Restrictions; Securities Exchange Listing

All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities of other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied.

(vi)Section 409A Provisions

Notwithstanding anything in the Plan or any Award Agreement to the contrary, the following rules will apply.  To the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets, disability, or separation from service, as the case may be, under Section 409A(a)(2)(A) of the Code, (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise, or (iii) payment or distribution of such amount or benefit would not violate Section 409A.  Any payment or distribution of deferred compensation that is subject to Section 409A that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.  It is intended that Awards under the Plan either will be exempt from Section 409A or will comply with Section 409A, and the Plan and Award Agreements will be construed and administered accordingly.  Notwithstanding the foregoing, the Company makes no representations as to the specific tax treatment of any Award.  Participants are solely responsible for any and all tax consequences resulting from an Award, including taxes due as a result of the grant, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Award.  Neither the Company, nor its officers, directors nor employees, shall be responsible for, or have any liability for, any such taxes, penalties and interest.

B-14 | Expeditors International of Washington, Inc.

(vii)Deferrals of Full Value Awards

The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to the terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Section 409A.  The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, including any nonqualified deferred compensation plan maintained by the Company, or some combination of such documents.  The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as:  the permissible times(s) and form(s) of payment of deferred amounts; the terms of any deferral elections by a Participant or of any deferral required by the Company; and the crediting of interest or dividend equivalents on deferred amounts.  To the extent that any such deferral is effected in accordance with any separate nonqualified deferred compensation plan or other plan and such deferral is settled in Shares not otherwise authorized under such separate plan, such Shares shall be drawn from and charged against the Plan’s share reserve.

Section 7.Amendment and Termination

(a)Amendment and Termination of the Plan

Subject to Section 7(e), the Board may amend, alter, suspend, discontinue or terminate the Plan at any time.  Any amendment to the Plan is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange.  Notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that would:

(i)require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the Nasdaq Stock Market or any other securities exchange that are applicable to the Company;

(ii)increase the number of Shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)increase the number of Shares or value subject to the limitations contained in Section 4(d) of the Plan or otherwise cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to Grandfathered 162(m) Awards granted under the Plan;

(iv)permit repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a) (v) of the Plan;

(v)permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) of the Plan; or

(vi)increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Sections 6(a)(ii) and 6(b) of the Plan.

(b)Amendments to Awards and Award Agreements

Subject to Section 7(e), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award or Award Agreement, prospectively or retroactively.

(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

(i)Except as may be limited by Section 162(m) of the Code with respect to Grandfathered 162(m) Awards, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(ii)The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (i) above shall be conclusive and binding on Participants under the Plan.  By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 7(c) without further consideration or action.

Notice of Annual Meeting & Proxy Statement | B-15

(d)Amendment to Conform to Law

Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award or Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Award or Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.  In addition, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Board may amend the Plan and the Committee may amend the applicable Award Agreements (or the Board and/or Committee may take any other action reasonably necessary) to avoid such adverse tax results and no action taken by the Board and/or Committee to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of the Participant or any holder of an Award or beneficiary thereof.  By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 7(d) to the Plan, any Award or any Award Agreement without further consideration or action.

(e)Awards Previously Granted

Notwithstanding any other provision of the Plan to the contrary, no termination or amendment of the Plan, any Award or any Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except as otherwise permitted under Sections 4(c), 7(c) and 7(d).

(f)Correction of Defects, Omissions and Inconsistencies

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.Change in Control

(a)Vesting Upon a Change in Control

Subject to Section 4(c), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (i) and (ii) below, unless otherwise provided for in an Award Agreement as determined in the Committee’s discretion.  The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 8(b) (“Replacement Award”) is provided to the Participant pursuant to Section 4(c) to replace an Award (“Replaced Award”) subject to subparagraphs (i) and (ii) below:

(i)Outstanding Awards Subject Solely to a Service Condition

(A)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(B)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement.  Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable.  No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

B-16 | Expeditors International of Washington, Inc.

(ii)Outstanding Awards Subject to a Performance Condition

(A)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (x) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (y) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the largest payout, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(B)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (x) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (y) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the greatest number of vested Options and/or Stock Appreciation Rights.  Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable.  No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(b)Replacement Award

The following provisions will apply to Replacement Awards:

(i)An Award shall meet the conditions of this subparagraph (b)(i) (and hence qualify as a Replacement Award) if:  (A) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (B) it has an intrinsic value at least equal to the value of the Replaced Award; (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) its terms and conditions comply with Section subparagraph (b)(ii) below; and (E) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this paragraph (b)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

Notice of Annual Meeting & Proxy Statement | B-17

(ii)Upon a Qualifying Termination that occurs within the two-year period following a Change in Control, to the extent permitted under Code Section 409A and/or Code Section 83 to the extent applicable, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form (A) stock options or stock appreciation rights shall be fully exercisable and (B) awards (other than stock options or stock appreciation rights) the vesting of which depends on the satisfaction of a service condition shall be paid upon or within sixty (60) days of such Qualifying Termination, and (C) awards (other than stock options or stock appreciation rights) as to which vesting depends upon the satisfaction of one or more performance conditions, shall vest based on (1) actual performance, to the extent determinable, through the date immediately prior to the date of the Qualifying Termination, with performance goals adjusted to reflect the truncated performance period or (2) the assumption target performance is achieved with the number of such awards that would otherwise vest due to achievement of target performance prorated to reflect the portion of the performance period that has elapsed through the date of the Qualifying Termination, whichever shall result in the largest payout.  Such vested award shall be settled in cash, Shares or a combination thereof, as determined pursuant to the applicable award agreement, within thirty (30) days following such Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), and (D) options and stock appreciation rights as to which vesting depends upon the satisfaction of one or more performance conditions, shall immediately vest based on (1) actual performance, to the extent determinable, through the date immediately prior to the date of the Qualifying Termination, with performance goals adjusted to reflect the truncated performance period or (2) the assumption target performance is achieved with the number of options and stock appreciation rights that would otherwise vest due to achievement of target performance prorated to reflect the portion of the performance period that has elapsed through the date of the Qualifying Termination, whichever shall result in the greatest number of vested options and/or stock appreciation rights and such vested options and/or stock appreciation rights shall be exercisable during the period specified in the applicable award agreement.

Section 9.Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy certain statutory withholding requirements to avoid adverse accounting treatment under ASC 718); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; or (c) such other process as may be approved by the Committee from time to time.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10.Clawback or Recoupment

All Awards under this Plan shall be subject to (a) forfeiture or other penalties under any clawback or recoupment policy of the Company in effect from time to time and (b) such forfeiture or penalty provisions as determined by the Committee and set forth in the applicable Award Agreement or forfeiture or clawback provisions imposed by law or required to be adopted by the Company.

Section 11.General Provisions

(a)No Rights to Awards

No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)Award Agreements

Except for any Award that involves only the immediate issuance of unrestricted Shares, no Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through

B-18 | Expeditors International of Washington, Inc.

any electronic medium in accordance with procedures established by the Company.  An Award agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)Plan Provisions Control

In the event that any provision of an Award Agreement directly conflicts with or is inconsistent with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)No Rights of Stockholders

Except with respect to Restricted Stock, Stock Awards and certain types of stock-based Performance Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(e)No Limit on Other Compensation Plans or Arrangements

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)No Right to Employment or Directorship

The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or remove a Director who is a Participant free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)Governing Law

The internal law, and not the law of conflicts, of the State of Washington, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Notice of Annual Meeting & Proxy Statement | B-19

(j)Other Benefits

No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)Headings

Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12.Term of the Plan

Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date, or if the Plan is terminated earlier pursuant to Section 7(a) of the Plan, during the period beginning on the Effective Date and ending on such date of termination of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

B-20 | Expeditors International of Washington, Inc.

Expeditors ®

Expeditors vote 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_________C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 5, 2020. Online Go to www.envisionreports.com/expd or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/expd Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors Recommends that you vote FOR all nominees, FOR proposals 2 - 4, and A AGAINST proposal 5. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Robert R. Wright 04 - James M. DuBois 07 - Jeffrey S. Musser 02 - Glenn M. Alger 05 - Mark A. Emmert 08 - Liane J. Pelletier 03 - Robert P. Carlile 06 - Diane H. Gulyas 2. Advisory Vote to Approve Named Executive Officer Compensation  For Against Abstain 3. Approve Amendments to the 2017 Omnibus Incentive Plan For Against Abstain 4. Ratification of Independent Registered Public Accounting Firm 5. Shareholder Proposal: NYC Comptroller Proposal B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 4 5 8 0 3 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 037XDB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/expd IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Expeditors International of Washington, Inc. + Notice of 2020 Annual Meeting of Shareholders Corporate Headquarters 1015 Third Avenue, Seattle, WA 98104 Proxy Solicited by Board of Directors for Annual Meeting – Tuesday, May 5, 2020 Jeffrey F. Dickerman, Bradley S. Powell, Dominic P. Kistner, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Tuesday, May 5, 2020 at 8:00 a.m. at the Company’s Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR proposals 2 - 4, and AGAINST proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. +

Expeditors vote Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors Recommends that you vote FOR all nominees, FOR proposals 2 - 4, and A AGAINST proposal 5. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Robert R. Wright 04 - James M. DuBois 07 - Jeffrey S. Musser 02 - Glenn M. Alger 05 - Mark A. Emmert 08 - Liane J. Pelletier 03 - Robert P. Carlile 06 - Diane H. Gulyas For Against Abstain For Against Abstain 2. Advisory Vote to Approve Named Executive Officer Compensation 3. Approve Amendments to the 2017 Omnibus Incentive Plan 4. Ratification of Independent Registered Public Accounting Firm 5. Shareholder Proposal: NYC Comptroller Proposal B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 4 5 8 0 30 + 037XEB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Expeditors International of Washington, Inc. Notice of 2020 Annual Meeting of Shareholders Corporate Headquarters 1015 Third Avenue, Seattle, WA 98104 Proxy Solicited by Board of Directors for Annual Meeting – Tuesday, May 5, 2020 Jeffrey F. Dickerman, Bradley S. Powell, Dominic P. Kistner, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Tuesday, May 5, 2020 at 8:00 a.m. at the Company’s Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR proposals 2 - 4, and AGAINST proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)